Exhibit 3.1



Form 4
Business
Corporations
Act

                           ARTICLES OF AMALGAMATION

1.   The name of the amalgamated corporation is: (Set out in BLOCK CAPITAL
     LETTERS)


                               MDC PARTNERS INC.

2.   The address of the registered office is:

     45 Hazelton Avenue
     -------------------------------------------------------------------------
     (Street & Number or R.R. Number & if Multi-Office building give Room No.)

     Toronto                                             Ontario  M 5 R 2 E 3
     -------------------------------------------------------------------------
     (Name of Municipality or Post Office)                     (Postal Code)

3.   Number of directors is/are     or     minimum and maximum number of
                                           directors is/are:

                  3                                20

4.   The director(s) is/are:


                                    Address for service, giving Street & No. or
        First name, middle names    R.R. No., Municipality, Province, Country and   Resident Canadian
        and surname                 Postal Code                                     State 'Yes' or 'No'
        -------------------------------------------------------------------------------------------------

        Thomas N. Davidson          7 Sunrise Cay Drive, Key Largo, Florida,        No
                                    U.S.A. 33037

        Guy P. French               105 Riverview Drive, Toronto, Ontario, CANADA   Yes
                                    M4N 1J8

        Albert Gnat                 17082 Mountainview Road, Caledon East,          Yes
                                    Ontario, CANADA L0N 1E0

        Richard Hylland             38 Riverview Heights, Sioux Falls, South        No
                                    Dakota, U.S.A. 57105

        Miles S. Nadal              Port Royal Manor, Suite PH Unit 3, Paradise     No
                                    Island, Nassau, Bahamas

        Stephen M. Pustil           7 Chadwick Avenue, Toronto, Ontario, CANADA     Yes
                                    M5P 1Z7

        Francois Roy                2174 Serbrooke Street West, Apt. #7,            Yes
                                    Montreal, Quebec, Canada H3H 1G7

5.   Check A or B

[ ]  A)    The amalgamation agreement has been duly adopted by the
           shareholders of each of the amalgamating corporations as required by subsection 176(4) of the Business Corporations Act on the date set out below.

X    B)    The amalgamation has been approved by the directors of each amalgamating corporation by a resolution as required by section 177 of the Business Corporations Act on the date set out below.

           The articles of amalgamation in substance contain the provisions of the articles of MDC Corporation Inc.

          __________________________________________________________
             and are more particularly set out in these articles.


Names of amalgamating corporations    Ontario Corporation Number         Date of Adoption/Approval

MDC CORPORATION INC.                  1334127                            2003/12/01


MDC PARTNERS INC.                     1361766                            2003/12/01


6. Restrictions, if any, on business the corporation may carry or on powers the corporation may exercise.

     None


7. The classes and any maximum number of shares that the corporation is authorized to issue:


     Class of Shares                                        Maximum Number

     Class A Subordinate Voting shares                         Unlimited

     Class B shares                                            Unlimited

     Preference shares, issuable in series                     Unlimited

     Series 1 preference shares                                 5,000.00

     Series 2 preference shares                               700,000.00

     Series 3 preference shares                                Unlimited


8. Rights, privileges, restrictions and conditions (if any) attaching to each class of shares and directors authority with respect to any class of shares which may be issued in series:

     Please attached pages 4A to 4YY

9. The issue, transfer or ownership of shares is/is not restricted and the restrictions (if any) are as follows:

     None.

10.  Other provisions, (if any):

(I)  When authorized by special by-law, the directors may:

     (a)    borrow money on the credit of the Corporation; or

     (b)    issue, sell or pledge debt obligations of the Corporation; or

     (c) charge, mortgage, hypothecate or pledge all or any currently owned or subsequently acquired real or personal, moveable or immovable property of the Corporation, including book debts, rights, powers, franchises and undertaking, to secure any debt obligations or any money borrowed, or other debt or liabilities of the Corporation.

(II) The number of directors of the Corporation and the number of directors to be elected at each annual meeting of the shareholders of the Corporation, subject to a minimum of three (3) and a maximum of twenty (20) directors as required by the articles of the Corporation, shall be such number as from time to time is fixed by resolution of the directors of the Corporation.

11. The statements required by subsection 178(2) of the Business Corporations Act are attached as Schedule "A".

12. A copy of the amalgamation agreement or directors' resolutions (as the case may be) is/are attached as Schedule "B".

These articles are signed in duplicate.

Names of the amalgamating corporations and signatures and descriptions of office of their proper officers.

MDC CORPORATION INC.

    /S/ Walter Campbell
______________________________
Per:  WALTER CAMPBELL, Corporate Secretary


MDC PARTNERS INC.

    /S/ Walter Campbell
_______________________________
Per:  WALTER CAMPBELL, Corporate Secretary

         The preferences, rights, conditions, restrictions, limitations and prohibitions attaching to the Preference Shares, Class A Subordinate Voting Shares and the Class B Shares be and the same are hereby as follows:

1.00     THE PREFERENCE SHARES

1.01 The Preference Shares may at any time or from time to time be issued in one or more series, each series to consist of such number of shares as may, before the issue thereof, be determined by the board of directors of the Corporation. The directors shall by resolution fix, from time to time, before the issue of any series of Preference Shares, the designation, preferences, rights, restrictions, conditions, limitations, priorities as to payment of dividends and/or distribution on liquidation, dissolution or winding up, or prohibitions attaching thereto including, without limiting the generality of the foregoing, the provisions of a purchase fund, the right of the Corporation to purchase such shares for cancellation, the rate of preferential dividends, the dates of payment thereof, the date or dates from which any such preferential dividends shall accrue, redemption rights including purchase or redemption price, terms and conditions of redemption, conversion rights and any sinking fund or other provisions, and authorize the issuance thereof.

1.02 The directors before the issue of any Preference Shares of a series shall file with the Director (the "Director") appointed under the Business Corporations Act (Ontario) or any successor statute of the Province of Ontario which is from time to time in force (the "Act"), Articles of Amendment designating such series and specifying the number, designation, preferences, rights, restrictions, conditions, limitations, priorities as to payment of dividends and/or distribution on liquidation, dissolution or winding up, and prohibitions attached thereto, and shall obtain a certificate from the Director with respect thereto.

1.03 Notwithstanding the foregoing, the board of directors shall be authorized to change the rights, privileges, restrictions and conditions attached to any unissued or (if otherwise permitted by law) any issued series of Preference Shares. In such case, the directors shall file with the Director, Articles of Amendment giving effect to such change and shall obtain a certificate from the Director with respect thereto.

1.04 The Preference Shares of each series shall be entitled to preference over the Class A Subordinate Voting Shares, the Class B Shares and any other shares ranking junior to the Preference Shares with respect to priority in payment of dividends and in the distribution of assets in the event of liquidation, dissolution or winding up of the Corporation, whether voluntary or involuntary, or any other distribution of the assets of the Corporation among its shareholders for the purpose of winding up its affairs, and may also be given such other preferences over the Class A Subordinate Voting Shares, the Class B Shares and any other shares ranking junior to the Preference Shares as may be determined with respect to the respective series authorized to be issued.

1.05 The holders of the Preference Shares shall not be entitled as such, except as required by law, to receive notice of or to attend any meeting of the shareholders of the Corporation or to vote at any such meeting, but shall be entitled to receive notice of meetings of shareholders of the Corporation called for the purpose of authorizing the dissolution of the Corporation or the sale of its undertaking or a substantial part thereof.

2.00     SERIES 1 PREFERENCE SHARES

         The first series of the Preference Shares of the Corporation shall consist of Five Thousand (5,000) shares, designated as the "Series 1 Preference Shares" (the "Series 1 Shares"), with each such share having a stated value of $1,000. In addition to the rights, conditions, restrictions and prohibitions attaching to the Preference Shares of the Corporation as a class, the Series 1 Shares shall have attached thereto the rights, conditions, restrictions and prohibitions hereinafter set forth:

2.01     Definitions

         In this Article 2.01, unless there is something in the subject matter or context inconsistent therewith:

         (a) "Applicable Conversion Price" means the applicable conversion price per Class A Subordinate Voting Share for which Class A Subordinate Voting Shares may be issued upon the conversion of Series 1 Shares during each of the following periods:

                     Period                                      Applicable
                                                           Conversion Price

                  March 1,1989 to February 28, 1990                $0.5405
                  March 1, 1990 to February 28, 1991               $0.5405
                  March 1, 1991 to February 29, 1992               $0.5896
                  March 1, 1992 to February 28, 1993               $0.7142

               or such other dollar amount per Class A Subordinate Voting Share for which Class A Subordinate Voting Shares shall be issued upon the conversion of Series 1 Shares in accordance with Article 2.05 hereof.

         (b) "Automatic Conversion Price" means $0.7142 per Class A Subordinate Voting Share which is the price for which Class A Subordinate Voting Shares shall be issued upon the conversion of Series 1 Shares in accordance with Section 2.04(b) hereof, or such other dollar amount per Class A Subordinate Voting Share for which Class A Subordinate Voting Shares shall be issued upon the automatic conversion of Series 1 Shares in accordance with Article 2.05 hereof;

         (c) "business day" means a day other than a Saturday, a Sunday or any other day that is a statutory or civic holiday in the place where the Corporation's registered office is located, and in the event that any day on which any dividend on the Series 1 Shares is payable or by which any other action is required or permitted to be taken pursuant to these provisions is not a business day, then such dividend shall be payable or such other action shall be required or permitted to be taken on the next succeeding day that is a business day;

         (d) "Class A Subordinate Voting Shares" means the Class A Subordinate Voting Shares in the capital of the Corporation;

         (e) "Current Market Price" of the Class A Subordinate Voting Shares at any date means the weighted average of the closing prices per share for board lot sales of Class A Subordinate Voting Shares for the 30 consecutive trading days immediately prior to the Dividend Payment Date or Automatic Conversion Date whichever is applicable, on The Toronto Stock Exchange (provided that if on any day in such 30 day period no closing price per share for the Class A Subordinate Voting Shares is reported on by such exchange for such day, the average of the reported closing bid and asking prices on such exchange on such day shall be deemed to be the closing price per share for the Class A Subordinate Voting Shares for such day), or if the Class A Subordinate Voting Shares are not then listed on The Toronto Stock Exchange, then, on such stock exchange on which the Class A Subordinate Voting Shares are listed as may be selected for such purpose by the directors or, if the Class A Subordinate Voting Shares are not listed on any stock exchange, then on such over-the counter market as may be selected for such purpose by the directors;

         (f) "Dividend Payment Date" means the date of issue of the Series 1 Shares and each anniversary thereof;

         (g) "Dividend Payment Period" means the period beginning on a Dividend Payment Date and ending on the day before the next subsequent Dividend Payment Date;

         (h) "Redemption Amount" with respect to any Series 1 Share means the amount provided for in Section 2.06(b).

2.02     Dividends.

         (a) The holders of the Series 1 Shares shall have the right to receive, and the Corporation shall pay thereon as and when declared by the directors, either cash dividends or stock dividends, at the option of the Corporation, as follows:

               (i) if cash dividends, by the payment of fixed, cumulative, preferential, cash dividends at the rate (subject to Section 2.02(c) below) of $60 per share per annum payable in annual instalments on each Dividend Payment Date. Cash dividends on the Series 1 Shares shall not accrue. Cheques of the Corporation drawn on a Canadian chartered bank and payable at par at any branch in Canada of such bank shall be issued in respect of such dividends to the holders of the Series 1 Shares entitled thereto. The mailing of such cheques shall satisfy and discharge all liability of the Corporation for such dividends to the extent of the amount represented thereby (plus any tax required to be withheld therefrom) unless such cheques are not paid on due presentation; or

               (ii) if stock dividends, by the issuance of fully paid and non-assessable Class A Subordinate Voting Shares of the Corporation valued (subject to Section 2.02(c) below) at $60 per share per annum, payable in annual instalments on each Dividend Payment Date. Stock dividends on the Series 1 Shares shall not accrue. The number of Class A Subordinate Voting Shares to be issued to any holder thereof shall be equal to the number obtained by multiplying $60 by the number of Series 1 Shares held by each registered holder of Series 1 Shares and by dividing the product by the greater of:

                     (a) the Applicable Conversion Price on the business day immediately prior to the Applicable Dividend Payment Date; and

                     (b)   the Current Market Price.

                           Where a fraction of a Class A Subordinate Voting Share would otherwise be issuable, the Corporation shall in lieu thereof adjust such fractional interest by the payment by cheque (rounded to the nearest cent) of an amount equivalent to the value of such fractional interest computed on the basis of the greater of the Applicable Conversion Price on the business day immediately prior to the applicable Dividend Payment Date or the Current Market Price.

                           Any monies to be paid in cash pursuant to this
                           Section 2.02(a) which is represented by a cheque which has not been presented for payment within six years after it was issued or that otherwise remains unclaimed for a period of six years from the date on which it was declared to be payable and set apart for payment shall be forfeited to the Corporation.

         (b) The amount of the accrued dividend for any period which is less than a full Dividend Payment Period with respect to any Series 1 Share:

               (i)   which is redeemed pursuant to Article 2.06 hereof;

               (ii)  which is converted pursuant to Article 2.04 hereof; or

               (iii) where assets of the Corporation are distributed to the holders of the Series 1 Shares pursuant to Article 2.08 hereof;

               shall be equal to the amount (rounded to the nearest cent) calculated by multiplying $60 by a fraction of which the numerator is the number of days in such Dividend Payment Period that such Series 1 Share has been outstanding (including the Dividend Payment Date at the beginning of such Dividend Payment Period if such share was outstanding on that date and excluding the Dividend Payment Date at the end of such Dividend Payment Period if such share was outstanding on that date or the date on which such dividend becomes payable, as the case may be) and of which the denominator is 365 (or 366 days in the event of a leap year) and shall be payable on the next Dividend Payment Date.

         (c) Notwithstanding the foregoing, on March 1, 1991 only, the cash or stock dividends, if any, paid by the Corporation hereunder shall be satisfied in the case of cash dividends, by the payment of fixed, cumulative, preferential, cash dividends at the rate of $70 per share per annum, or in the case of stock dividends, by the issuance of fully paid and non-assessable Class A Subordinate Voting Shares of the Corporation valued at $70 per share per annum. All of the calculations contained in this Article 2.02 shall be adjusted, mutatis mutandis, to reflect this increased dividend rate.

2.03     Conversion at the Option of the Holder

         (a) A holder of Series 1 Shares shall have the right, at his option, to convert all or any lesser number of his Series 1 Shares into fully paid and non-assessable Class A Subordinate Voting Shares on the basis of one Series 1 Share for that number of Class A Subordinate Voting Shares obtained by dividing 1,000 by the Applicable Conversion Price.

         (b) The conversion right herein provided for may be exercised by notice in writing given to the transfer agent for the Series 1 Shares at any office where a register of transfers for Series 1 Shares is maintained or to the Secretary of the Corporation at the registered office of the Corporation, if there is no registrar and transfer agent for the Series 1 Shares, accompanied by the certificate or certificates representing the Series 1 Shares in respect of which the holder thereof desires to exercise such right of conversion. The notice shall be signed by such holder and shall specify the number of Series 1 Shares which the holder desires to have converted and the name or names in which the shares resulting from such conversion are to be registered. If less than all of the Series 1 Shares represented by any certificate or certificates accompanying any such notice are to be converted, the holder shall be entitled to receive a new certificate without charge representing the Series 1 Shares comprised in the certificate or certificates surrendered as aforesaid which are not to be converted. Upon the conversion of any Series 1 Shares there shall be no payment or adjustment by the Corporation or by any holder of Series 1 Shares on account of any dividends either on the Series 1 Shares so converted or on the Class A Subordinate Voting Shares into which the Series 1 Shares are converted other than as provided for in Section 2.02(b) hereof. On any conversion of Series 1 Shares the share certificates representing shares resulting therefrom shall be issued in the name of the registered holder of the Series 1 Shares converted or, subject to payment by the registered holder of any stock transfer or other applicable taxes, in such name or names as such registered holder may direct in writing (either in the notice above referred to or otherwise).

         (c) The right of a registered holder of Series 1 Shares to convert the same into Class A Subordinate Voting Shares shall be deemed to have been exercised, and the registered holder of the Series 1 Shares to be converted (or any person or persons in whose name or names such registered holder of Series 1 Shares shall have directed the shares to be issued) shall be deemed to have become a holder of record of shares of the Class A Subordinate Voting Shares for all purposes on the date of surrender of the certificates representing the Series 1 Shares to be converted, together with the notice in writing referred to in Section 2.03(b), notwithstanding any delay in the delivery of the certificates representing the Class A Subordinate Voting Shares into which such Series 1 Shares have been converted.

2.04     Deemed Conversion

         (a)   For purposes of this Article 2.04:

               (i) "person" means any person, firm, corporation, partnership, trust, association or any other business or legal entity whatsoever;

               (ii) "Qualified Holder" means: (i) Greyvest Canada Inc. or an Affiliate thereof; and (ii) the Corporation, any Affiliate thereof or any employees, officers or directors of the Corporation or such Affiliate;

               (iii) "Affiliate" means an "affiliated body corporate" as
                     defined in the Business Corporations Act (Ontario) as of the date hereof.

         (b)   (i)   Notwithstanding anything contained in Article 2.3 hereof
                     a holder of Series 1 Shares shall have the right to convert all, but not less than all of his Series 1 Shares into fully paid and non-assessable Class A Subordinate
                     Voting Shares and such right shall be and is hereby deemed to have been exercised by such holder, in the event that on March 1, 1991 or at the end of each successive 6 month period thereafter (an "Automatic
                     Conversion Date") the Current Market Price of the Class A
                     Subordinate Voting Shares is equal to $0.70 per share or more, on the basis of one Series 1 Share for that number of Class A Subordinate Voting Shares obtained by dividing
                     1,000 by the Automatic Conversion Price.

               (ii) Notwithstanding the foregoing, a holder of Series 1 Shares shall have the right to convert all, but not less than all of his Series 1 Shares into fully paid and non-assessable Class A Subordinate Voting Shares and such right shall be and is hereby deemed to have been exercised by such holder on March 1, 1993, on the basis of one Series 1 Share for that number of Class A Subordinate Voting Shares obtained by dividing 1,000 by the Automatic Conversion Price.

         (c)   (i)   In the event that any holder of Series 1 Shares transfers
                     any of his Series 1 Shares to a person who is not a Qualified Holder, such person shall have the right to convert all, but not less than all of the Series 1 Shares so transferred into fully paid and non-assessable Class A
                     Subordinate Voting Shares and such right shall be and is hereby deemed to have been exercised by such person, on the basis of one Series 1 Share for that number of Class
                     A Subordinate Voting Shares obtained by dividing 1,000 by the Applicable Conversion Price.

               (ii) If, at any time, any holder of Series 1 Shares ceases to be a Qualified Holder, such holder shall have the right to convert all, but not less than all of the Series 1 Shares so transferred into fully paid and non-assessable Class A Subordinate Voting Shares and such right shall be and is hereby deemed to have been exercised by such holder, on the basis of one Series 1 Share for that number of Class A Subordinate Voting Shares obtained by dividing 1,000 by the Applicable Conversion Price.

         (d) In the event of the conversion of the Series 1 Shares into Class A Subordinate Voting Shares pursuant to the provisions of this Article 2.04, the certificates representing the Series 1 Shares so converted shall forthwith be surrendered by the holders thereof to the registrar and transfer agent for the Class A Subordinate Voting Shares at its principal office in Toronto or to the Secretary of the Corporation at the registered office of the Corporation, if there is no registrar and transfer agent for the Series 1 Shares, in exchange for certificates representing the Class A Subordinate Voting Shares into which such Series 1 Shares were converted. If less than all the Series 1 Shares represented by any certificate are converted, a new certificate for the balance shall be issued at the expense of the Corporation. In the event that the certificates representing the Series 1 Shares are not surrendered for conversion pursuant to this Section 2.04(d), such Series 1 Shares shall, as of the date of such conversion, not be considered to be outstanding and shall be deemed to have been cancelled and no further right shall accrue to the holder of such Series 1 Shares, save and except for the right to receive that number of Class A Subordinate Voting Shares properly issuable to such holder in accordance with this
               Article 2.04.

2.05 Adjustment of the Applicable Conversion Price and the Automatic Conversion Price in Certain Events

         (a)   In the event that the Corporation shall:

               (i) subdivide or change its outstanding Class A Subordinate Voting Shares into a greater number of Class A Subordinate Voting Shares, or

               (ii) reduce, combine or consolidate its outstanding Class A Subordinate Voting Shares into a smaller number of shares, or

               (iii) declare a dividend or make a distribution of Class A
                     Subordinate Voting Shares or securities convertible into Class A Subordinate Voting Shares to all or substantially all the holders of its outstanding Class A Subordinate Voting Shares by way of a stock dividend (other than an issue of Class A Subordinate Voting Shares or securities convertible into Class A Subordinate Voting Shares by way of a stock dividend or dividend reinvestment plan to shareholders pursuant to their exercise of options to receive dividends in the form of shares in lieu of cash dividends declared payable by the Corporation on its Class A Subordinate Voting Shares),

               (any of such events being hereinafter referred to as a "Class A Subordinate Voting Share Reorganization"), the Applicable Conversion Price and the Automatic Conversion Price (each of which in this Article 2.05 shall hereinafter be referred to as the "Conversion Price") in effect at the time of the record date for such Class A Subordinate Voting Share Reorganization shall be proportionately adjusted so that the holder of any Series 1 Share deposited for conversion after such time shall be entitled to receive the number of Class A Subordinate Voting Shares which he would have been entitled to receive had such Series 1 Shares been converted immediately prior to such time.

         (b) If the Corporation shall fix a record date for the issuance of options, rights or warrants to all or substantially all the holders of its Class A Subordinate Voting Shares entitling them (for a period expiring within 45 days after such record date) to subscribe for or purchase Class A Subordinate Voting Shares (or securities convertible into or exchangeable for Class A Subordinate Voting Shares) at a price per Class A Subordinate Voting Share (or having a conversion or exchange price per Class A Subordinate Voting Share) less than 90% of the Current Market Price of a Class A Subordinate Voting Share on such record date, the Conversion Price shall be adjusted immediately thereafter so that it shall equal the price determined by multiplying the Conversion Price in effect on such record date by a fraction, of which the numerator shall be the total number of Class A Subordinate Voting Shares outstanding on such record date plus a number of Class A Subordinate Voting Shares equal to the number arrived at by dividing the aggregate price of the total number of additional Class A Subordinate Voting Shares so offered (or the aggregate price of the convertible or exchangeable securities so offered) by such Current Market Price per Class A Subordinate Voting Share and of which the denominator shall be the total number of Class A Subordinate Voting Shares outstanding on such record date plus the total number of additional Class A Subordinate Voting Shares offered for subscription or purchase (or into which the convertible or exchangeable securities so offered are convertible or exchangeable, as the case may be) . Class A Subordinate Voting Shares owned by or held for the account of the Corporation shall be deemed not to be outstanding for the purpose of any such computation. Such adjustment shall be made successively whenever such a record date is fixed. To the extent that such options, rights or warrants are not so issued or such options, rights or warrants are not exercised prior to the expiration thereof, the Conversion Price shall be readjusted to the Conversion Price which would then be in effect based upon the number of Class A Subordinate Voting Shares (or securities convertible or exchangeable into Class A Subordinate Voting Shares), if any, actually delivered upon the exercise of such options, rights or warrants.

         (c) If the Corporation shall fix a record date for the making of a distribution to all or substantially all the holders of its Class A Subordinate Voting Shares:

               (i) of any shares of any class not included in the definition of Class A Subordinate Voting Shares as contained in the constating documents of the Corporation; or

               (ii)  of evidences of indebtedness; or

               (iii) of assets (excluding cash dividends paid in the ordinary course, distributions referred to in paragraph (iii) of
                     Section 2.05(a) and stock dividends to holders of Class A Subordinate Voting Shares who exercise an option pursuant to a stock dividend plan to receive equivalent dividends in shares or under a dividend reinvestment plan in lieu of receiving cash dividends paid in the ordinary course); or

               (iv) of options, rights or warrants (excluding those referred to in Section 2.05(b);

               the Conversion Price shall be adjusted immediately after such record date so that it shall equal the price determined by multiplying the Conversion Price in effect on such record date by a fraction, of which the numerator shall be the total number of Class A Subordinate Voting Shares outstanding on such record date multiplied by the Current Market Price of a Class A Subordinate Voting Share on such record date, less the fair market value (as determined by the directors, whose determination shall be conclusive) of said shares or evidences of indebtedness or assets or options, rights or warrants so distributed, and of which the denominator shall be the total number of Class A Subordinate Voting Shares outstanding on such record date multiplied by such Current Market Price of a Class A Subordinate Voting Share. Class A Subordinate Voting Shares owned by or held for the account of the Corporation shall be deemed not to be outstanding for the purpose of any such computation. Such adjustment shall be made successively whenever such a record date is fixed. To the extent that such distribution is not so made, the Conversion Price shall be readjusted to the Conversion Price which would then be in effect based upon the said shares or evidences of indebtedness or assets or options, rights or warrants actually distributed.

         (d) No adjustments of the Conversion Price shall be made pursuant to paragraph (iii) of Section 2.05(a) or pursuant to Section 2.05(b) or 2.05(c) if the holders of the Series 1 Shares are permitted to participate in such dividend or distribution on the Class A Subordinate Voting Shares or in the issue of such options, rights, warrants or such distribution as the case may be, as though and to the same effect as if they had converted their Series 1 Shares into Class A Subordinate Voting Shares prior to the record date for such dividend or distribution or the issue of such options, rights or warrants or such distribution, as the case may be.

         (e) In any case in which this Article 2.05 shall require that an adjustment shall become effective immediately after a record date for an event referred to herein, the Corporation may defer until the occurrence of such event issuing to the holder of any Series 1 Shares converted after such record date and before the occurrence of such event the additional Class A Subordinate Voting Shares issuable upon such conversion by reason of the adjustment required by such event in addition to the Class A Subordinate Voting Shares issuable upon such conversion before giving effect to such adjustment; provided, however, that the Corporation shall deliver to such holder an appropriate instrument evidencing such holder's rights to receive such additional Class A Subordinate Voting Shares upon the occurrence of the event requiring such adjustment.

         (f) In the case of any reclassification of, or other change in, the outstanding Class A Subordinate Voting Shares not otherwise mentioned herein, the Conversion Price shall be adjusted in such manner as the directors determine to be appropriate on a basis consistent with this Article 2.05.

         (g) If any question shall at any time arise with respect to adjustments in the Conversion Price or with respect to the amount of any cash payment made in lieu of issuing a fractional Class A Subordinate Voting Share, such question shall be determined by the Treasurer of the Corporation, whose determination shall be confirmed by the auditors of the Corporation, and thereupon shall become conclusive.

         (h) Forthwith after the occurrence of any adjustment in the Conversion Price pursuant to this Article 2.05, the Corporation shall file with the registrar and transfer agent of the Corporation for the Series 1 Shares a certificate certifying as to the amount of such adjustment and, in reasonable detail, the event requiring and the manner of computing such adjustment. The Corporation shall also at such time give written notice to the holders of the Series 1 Shares of the Conversion Price following such adjustment.

         (i)   No adjustment in the Conversion Price shall be required:

               (i) in respect of the issue of Class A Subordinate Voting Shares or securities convertible into Class A Subordinate Voting Shares pursuant to any stock option or purchase plan for officers or employees of the Corporation or any of its subsidiaries; or

               (ii) unless such adjustment would require an increase or decrease of at least one percent in the Conversion Price; provided, however, that any adjustments which by reason of this paragraph (ii) of Section 2.05(i) are not required to be made shall be carried forward and taken into account in any subsequent adjustment.

2.06     Redemption at the Option of the Corporation

         (a) Subject to the provisions of applicable law, the Corporation may, at its option, redeem at any time all or from time to time any lesser number of the Series 1 Shares then outstanding on payment of the Redemption Amount provided in Section 2.06(b) hereof. If less than all of the outstanding Series 1 Shares are to be redeemed, the Series 1 Shares to be redeemed shall be selected by lot, in single shares in such manner as the directors in their sole discretion shall determine.

         (b) The price at which any Series 1 Share is redeemable from time to time shall be $1,000 per Series 1 Share. Upon the redemption of any Series 1 Shares there shall be no payment or adjustment by the Corporation on account of any dividends on the Series 1 Shares so redeemed other than as provided for in Section 2.02(b) hereof.

         (c)   (i)   Notice of redemption of Series 1 Shares shall be given by
                     the Corporation not less than 10 days prior to the day fixed for redemption to each registered holder of Series
                     1 Shares to be redeemed. Accidental failure or omission to give such notice to one or more of such holders shall not affect the validity of such redemption. Such notice shall set out the Redemption Amount, the date fixed for redemption, the place or places of redemption and, in the case of partial redemption, the number of the holder's shares to be redeemed.

               (ii) On and after the date fixed for redemption, the Corporation shall pay or cause to be paid the Redemption Amount to or to the order of the holders of the Series 1 Shares redeemed on presentation and surrender at the place or one of the places of redemption of the respective certificates representing such shares, and the holders of the Series 1 Shares called for redemption shall cease to be entitled to dividends or to exercise any of the rights of holders in respect thereof unless payment of the Redemption Amount shall not be made in accordance with the foregoing provisions, in which case the rights of the holders shall remain unimpaired.

               (iii) The Corporation shall have the right at any time after giving notice of redemption to deposit the Redemption Amount of the Series 1 Shares thereby called for redemption, or such part thereof as at the time of deposit has not been claimed by the shareholders entitled thereto, in any Canadian chartered bank or trust company in Canada specified in the notice of redemption or in a subsequent notice to the holders of the shares in respect of which the deposit is made, in a special account for the holders of such shares, and upon such deposit being made or upon the date fixed for redemption, whichever is the later, the Series 1 Shares in respect of which such deposit shall have been made shall be deemed to be redeemed and the rights of each holder thereof shall be limited to receiving, without interest, his proportionate part of the Redemption Amount so deposited upon presentation and surrender of the certificates representing his shares so redeemed. Any interest on such deposit shall belong to the Corporation.

               (iv) If less than all the Series 1 Shares represented by any certificate shall be redeemed, a new certificate for the balance shall be issued without charge to the holder.

2.07     Cancellation of Series 1 Shares,

         Series 1 Shares purchased, redeemed or otherwise acquired by the Corporation shall be cancelled.

2.08     Dissolution

         On the liquidation, dissolution or winding up of the Corporation, whether voluntary or involuntary, or other distribution of assets of the Corporation among its shareholders for the purpose of winding up its affairs, the holders of the Series 1 Shares shall be entitled to receive in lawful money of Canada an amount equal to the Redemption Amount per share.

2.09     Notices, etc.

         (a) Any notice or other communication from the Corporation herein provided for shall be sufficiently given if delivered or if sent by ordinary unregistered mail, postage prepaid, personal delivery or by telecopier, or, in the case of a notice of redemption, by prepaid registered mail, personal delivery or by telecopier, to the holders of the Series 1 Shares at their respective addresses and telecopy numbers appearing on the books of the Corporation or, in the event of the address of any such holders not so appearing, then at the last address or telecopy number of such holder known to the Corporation. Accidental failure to give any such notice or other communication to one or more holders of the Series 1 Shares shall not affect the validity of the notices or other communications properly given or any action taken pursuant to such notice or other communication but, upon such pursuant to such notice or other communication but, upon such failure being discovered, the notice or other communication, as the case may be, shall be sent forthwith to such holder or holders.

         (b) If there exists any actual or apprehended disruption of mail services in any province in which there are holders of Series 1 Shares whose addresses appear on the books of the Corporation to be in such province, notice shall be given to the holders in such province by means of personal delivery or telecopier only.

         (c) Notice given by mail, personal delivery or telecopier shall be deemed to be given on the day upon which it is mailed, delivered or telecopied as the case may be.

2.10     Modification

         The rights, conditions, restrictions and prohibitions attaching to the Series 1 Shares may not be deleted, varied, altered or amended without the prior approval of at least 66 2/3% of the votes cast at a meeting of the holders of the Series 1 Shares, in addition to any other approval or authorization required by applicable law.

2.11     Approval by Holders of Series 1 Shares

         The approval of the holders of the Series 1 Shares with respect to any and all matters referred to herein or any other matter requiring the consent of such holders may, subject to applicable law, be given in writing by the holders of all of the Series 1 Shares for the time being outstanding or by resolution duly passed and carried by not less than 2/3 of the votes cast on a ballot at a meeting of the holders of the Series 1 Shares duly called and held for the purpose of considering the subject matter of such resolution and at which meeting holders of not less than 20% of the Series 1 Shares then outstanding are present in person or represented by proxy; provided, however, that if at any such meeting, when originally held, the holders of at least 20% of the Series 1 Shares then outstanding are not present in person or represented by proxy within thirty minutes after the time fixed for the meeting, then the meeting shall be adjourned to such date, being not less than 15 days later, and at such time and place as may be fixed by the Chairman of such meeting and at such adjourned meeting the holders of the Series 1 Shares present in person or represented by proxy, whether or not they hold 20% of the Series 1 Shares then outstanding, may transact the business for which the meeting was originally called, and the resolution duly passed and carried by not less than 2/3 of the votes cast on a ballot at such adjourned meeting shall constitute the approval of the holders of the Series 1 Shares hereinbefore mentioned. Notice of any such original meeting of the holders of the Series 1 Shares shall be given not less than 21 days nor more than 50 days prior to the date fixed for such meeting and shall specify in general terms the purpose for which the meeting is called. No notice of any such adjourned meeting need be given unless such meeting is adjourned by one or more adjournments for an aggregate of 30 days or more from the date of such original meeting, in which later case notice of the adjourned meeting shall be given in a manner prescribed for the original meeting as aforesaid. The formalities to be observed with respect to the giving of notice of any such original or adjourned meeting and the conduct thereof shall be those from time to time prescribed in the constating documents of the Corporation with respect to meeting of shareholders.

2.12     Voting Rights

         The holders of the Series 1 Shares shall not be entitled as such, except as required by law, to receive notice of or to attend any meeting of the shareholders of the Corporation or to vote at any such meeting but shall be entitled to receive notice of meetings of shareholders of the Corporation called for the purpose of authorizing the dissolution of the Corporation or the sale of its undertaking or a substantial part thereof.

3.00     SERIES 2 PREFERENCE SHARES

         The second series of the Preference Shares of the Corporation shall consist of Seven Hundred Thousand (700,000) shares designated as the "Series 2 Preference Shares" (the "Series 2 Shares"), with each such share having a redemption value of One Dollar ($1.00). In addition to the rights, conditions, restrictions and prohibitions attaching to the Preference Shares of the Corporation as a class, the Series 2 Shares shall have attached thereto the rights, conditions, restrictions and prohibitions hereinafter set forth:

3.01     Definitions

         (a) In this Article 3.01, unless there is something in the subject matter or context inconsistent therewith:

               (i) "Affiliate" means an "affiliated body corporate" as defined in the Business Corporations Act (Ontario) as of the date hereof.

               (ii)  "Annual Limit" means an amount equal to:

                     (a)   300,000 Series 2 Shares on the first Retraction
                           Date; and

                     (b) 100,000 Series 2 Shares on each subsequent Retraction Date.

               (iii) "Board of Directors" means the board of directors of the
                     Corporation, as such is constituted, from time to time;

               (iv) "business day" means a day other than a Saturday, a Sunday or any other day that is a statutory or civic holiday in the place where the Corporation's registered office is located, and in the event that any day on which any dividend on the Series 2 Shares is payable or by which any other action is required or permitted to be taken pursuant to these provisions is not a business day, then such dividend shall be payable or such other action shall be required or permitted to be taken on the next succeeding day that is a business day;

               (v) "Dividend Payment Date" means May 31, 1990, 1991, 1992, 1993 and 1994;

               (vi) "Dividend Payment Period" means the period beginning on a Dividend Payment Date and ending on the day before the next subsequent Dividend Payment Date;

               (vii) "Redemption Price" with respect to any Series 2 Share means the price set out in section 3.04(b) at which such share is redeemable at the option of the Corporation pursuant to Article 3.04 hereof ;

               (viii) "Retraction Date" means May 31 of 1990, 1991, 1992,
                     1993, and 1994;

               (ix) "Retraction Price" with respect to any Series 2 Share means the price set out in Section 3.03(a) at which such share is redeemable at the option of the holder thereof pursuant to Article 3.03 hereof.

3.02     Dividends

         (a)   (i)   The holders of the Series 2 Shares shall have the right
                     to receive, and the Corporation shall pay thereon as and when declared by the directors, fixed, cumulative, preferential, cash dividends at the rate of $0.095 per share per annum payable in annual instalments on each Dividend Payment Date. Dividends on the Series 2 Shares shall accrue from and including the date of issue thereof or from and including the last Dividend Payment Date in respect of which dividends have been paid or made available for payment, whichever is the later. Cheques of the Corporation drawn on a Canadian chartered bank and payable at par at any branch in Canada of such bank shall be issued in respect of such dividends to the holders of the Series 2 Shares entitled thereto. The mailing of such cheques shall satisfy and discharge all liability of the Corporation for such dividends to the extent of the amount represented thereby (plus any tax required to be withheld therefrom) unless such cheques are not paid on due presentation.

               (ii)  Any monies to be paid in cash pursuant to this Section
                     3.02 which is represented by a cheque which has not been presented for payment within six years after it was issued or that otherwise remains unclaimed for a period of six years from the date on which it was declared to be payable and set apart for payment shall be forfeited to the Corporation.

         (b) The amount of the accrued dividend for any period which is less than a full Dividend Payment Period with respect to any Series 2 Share:

               (i)   which is redeemed at the option of the holder pursuant to
                     Article 3.03 hereof;

               (ii) which is redeemed at the option of the Corporation pursuant to Article 3.04 hereof; or

               (iii) where assets of the Corporation are distributed to the holders of the Series 2 Shares pursuant to Article 3.06 hereof;

               shall be equal to the amount (rounded to the nearest cent) calculated by multiplying $0.095 by a fraction of which the numerator is the number of days in such Dividend Payment Period that such Series 2 Share has been outstanding (including the Dividend Payment Date at the beginning of such Dividend Payment Period if such share was outstanding on that date and excluded the Dividend Payment Date at the end of such Dividend Payment Period if such share was outstanding on that date or the date on which such dividend becomes payable, as the case may be) and of which the denominator is 365 (or 366 days in the event of a leap year) and shall be payable in the event that such shares are redeemed pursuant to Articles 3.03 or 3.04 hereof, on the date of such redemption, or in the event that the assets of the Corporation are distributed to the holders of the Series 2 Shares pursuant to Article 3.06 hereof, on the date of such distribution.

3.03     Redemption at the Option of the Holder

         (a) Subject to the provisions of, Section 3.03(e), Article 3.06 and the provisions of applicable law, a holder of Series 2 Shares may, at his option, require the Corporation to redeem such number of the Series 2 Shares (not to exceed the Annual Limit) owned by that holder on the Retraction Dates at a price per share of One Dollar ($1.00) plus all accrued and unpaid dividends thereon which for such purpose shall be treated as accruing from day to day up to but not including the applicable Retraction Date, the whole constituting the Retraction Price.

         (b) A holder who elects to require the Corporation to redeem any Series 2 Shares of that holder shall, prior to the close of business on the business day which is 30 days prior to the applicable Retraction Date, deposit the certificate or certificates representing the Series 2 Shares which that holder requires to have redeemed with the Secretary of the Corporation at the Corporation's registered office and shall, at the time of such deposit, evidence his election by duly completing and depositing concurrently with the deposit of certificates referred to above a notice of election in the form to be provided for that purpose by the Corporation.

         (c) To the extent permitted by applicable law and subject to the Annual Limit, the Corporation shall redeem on each Retraction Date the number of Series 2 Shares which have been deposited and with respect to which the holders have evidenced their election as aforesaid by paying the Retraction Price to or to the order of the holders of the Series 2 Shares redeemed. Such payment shall be made by cheque of the Corporation drawn on a Canadian chartered bank and payable at par at any branch in Canada of such bank, and the mailing of such cheque shall satisfy and discharge all liability of the Corporation for the Retraction Price to the extent of the amount represented thereby (plus any tax required to be and deducted or withheld therefrom) unless such cheque is not paid on due presentation. The Series 2 Shares in respect of which such payment is made shall be deemed to have been redeemed on the applicable Retraction Date and the holders thereof shall cease to be entitled to dividends or to exercise any of the rights of holders in respect thereof unless payment of the Retraction Price shall not be made in accordance with the foregoing provisions in which case the rights of the holders shall remain unimpaired.

         (d) In addition to those rights of redemption conferred upon the holder of Series 2 Shares set out elsewhere in this Article 3.03, in the event that the Corporation:

               (i) sells all or substantially all of the common shares owned in the capital of Jeffrey Elliott Communications Inc. to a person other than an Affiliate of the Corporation;

               (ii) sells all or substantially all of the assets and undertaking of Jeffrey Elliott Communications Inc. to a person other than an Affiliate of the Corporation,

               the holder of Series 2 Shares may, at its option but subject to
               Section 3.03(f) hereof, require the Corporation to redeem such number of the Series 2 Shares owned by that holder on the date of such event at a price per share of One Dollar ($1.00) plus all accrued and unpaid dividends thereon which for such purpose shall be treated as accruing from day to day up to, but not including, the date of such event, the whole constituting the Retraction Price.

         (e) If the redemption by the Corporation of all Series 2 Preference Shares required to be redeemed on a Retraction Date pursuant to this Article 3.03 would, in the sole discretion of the Board of Directors, be contrary to applicable law, the Corporation shall redeem only the maximum number of Series 2 Shares (rounded to the next lower multiple of 1,000 shares) which the Board of Directors determine the Corporation is then permitted to redeem. Such redemptions will be made pro rata (disregarding fractions or shares) according to the number of Series 2 Shares deposited for redemption by each such holder and the Corporation shall issue new share certificates representing the Series 2 Shares not redeemed by the Corporation. If the directors have acted in good faith in making any such determination, neither the Corporation nor the Board of Directors thereof shall have any liability in respect thereof in the event that any such determination is inaccurate.

         (f) If, pursuant to Section 3.03(e), the Corporation fails to redeem on a Retraction Date all Series 2 Shares otherwise required to be redeemed by it on such date the holders of any Series 2 Shares which the Corporation has so failed to redeem may elect to leave the certificates representing such shares on deposit with the Secretary of the Corporation at the Corporation's registered office and the Corporation shall redeem in accordance with Article 3.04 but at the Retraction Price on each Dividend Payment Date thereafter the number of such Series 2 Shares so left on deposit (rounded, except for the final redemption of any number of shares less than 1,000, to the next lower multiple of 1,000 shares) which the Board of Directors determine, in their sole discretion, that the Corporation is then permitted to redeem (subject to the Annual Limit) until all such Series 2 Shares so left on deposit have been redeemed.

         (g) The inability of the Corporation to effect a redemption in accordance with the provisions hereof on a Retraction Date or subsequent Dividend Payment Date shall not affect or limit the obligation of the Corporation to pay any dividends accrued or accruing on the Series 2 Shares from time to time not redeemed and remaining outstanding.

         (h) If less than all the Series 2 Shares represented by any certificate shall be redeemed, a new certificate for the balance shall be issued without charge to the holder.

         (i) The election of any holder to require the Corporation to redeem any Series 2 Shares shall be irrevocable upon receipt by the Secretary of the Corporation of the certificates for the shares to be redeemed, unless payment of the Retraction Price shall not be made in accordance with the provisions of Section 3.03(c), in which case the rights of the holders shall remain unimpaired.

3.04     Redemption at the Option of the Corporation

         (a) Subject to the provisions of applicable law, the Corporation may, at its option, redeem at any time all or from time to time any lesser number of the Series 2 Shares then outstanding on payment of the Redemption Price provided in Section 3.04(b) hereof. If less than all of the outstanding Series 2 Shares are to be redeemed, the Series 2 Shares to be redeemed shall be selected by lot, in single shares in such manner as the Board of Directors, in their sole discretion, shall determine.

         (b) The price at which any Series 2 Share is redeemable from time to time shall be One Dollar ($1.00) per Series 2 Share plus all accrued and unpaid dividends thereon which, for such purpose, shall be treated as accruing from day to day up to but not including the applicable date of redemption. Upon the redemption of any Series 2 Shares there shall be no payment or adjustment by the Corporation on account of any dividends on the Series 2 Shares so redeemed other than as provided for in
               Section 3.02(b) hereof.

         (c)   (i)   Notice of redemption of Series 2 Shares shall be given by
                     the Corporation not less than 10 days prior to the day fixed for redemption to each registered holder of Series
                     2 Shares to be redeemed. Accidental failure or omission to give such notice to one or more of such holders shall not affect the validity of such redemption. Such notice shall set out the Redemption Price, the date fixed for redemption, the place or places of redemption and, in the case of partial redemption, the number of the holder's shares to be redeemed.

               (ii) On and after the date fixed for redemption, the Corporation shall pay or cause to be paid the Redemption Price to or to the order of the holders of the Series 2 Shares redeemed on presentation and surrender at the place or one of the places of redemption of the respective certificates representing such shares, and the holders of the Series 2 Shares called for redemption shall cease to be entitled to dividends or to exercise any of the rights of holders in respect thereof unless payment of the Redemption Price shall not be made in accordance with the foregoing provisions, in which case the rights of the holders shall remain unimpaired.

               (iii) The Corporation shall have the right at any time after giving notice of redemption to deposit the Redemption Price of the Series 2 Shares thereby called for redemption, or such part thereof as at the time of deposit has not been claimed by the shareholders entitled thereto, in any Canadian chartered bank or trust company in Canada specified in the notice of redemption or in a subsequent notice to the holders of the shares in respect of which the deposit is made, in a special account for the holders of such shares, and upon such deposit being made or upon the date fixed for redemption, whichever is the later, the Series 2 Shares in respect of which such deposit shall have been made shall be deemed to be redeemed and the rights of each holder thereof shall be limited to receiving, without interest, his proportionate part of the Redemption Price so deposited upon presentation and surrender of the certificates representing his shares so redeemed. Any interest on such deposit shall belong to the Corporation.

               (iv) If less than all the Series 2 Shares represented by any certificate shall be redeemed, a new certificate for the balance shall be issued without charge to the holder.

3.05     Cancellation of Series 2 Shares

         Series 2 Shares purchased, redeemed or otherwise acquired by the Corporation shall be cancelled.

3.06     Dissolution

         On the liquidation, dissolution or winding up of the Corporation, whether voluntary or involuntary, or other distribution of assets of the Corporation among its shareholders for the purpose of winding up its affairs, the holders of the Series 2 Shares shall be entitled to receive in lawful money of Canada an amount equal to the Redemption Price per share.

3.07     Notices, etc.

         (a) Any notice or other communication from the Corporation herein provided for shall be sufficiently given if delivered or if sent by ordinary mail, postage prepaid, personal delivery or by telecopier, or, in the case of a notice of redemption or exchange, by prepaid registered mail, personal delivery or by telecopier, to the holders of the Series 2 Shares at their respective addresses and telecopy numbers appearing on the books of the Corporation or, in the event of the address of any such holders not so appearing, then at the last address or telecopy number of such holder known to the Corporation. Accidental failure to give any such notice or other communication to one or more holders of the Series 2 Shares shall not affect the validity of the notices or other communications properly given or any action taken pursuant to such notice or other communication but, upon such failure being discovered, the notice or other communication, as the case may be, shall be sent forthwith to such holder or holders.

         (b) If there exists any actual or apprehended disruption of mail services in any province in which there are holders of Series 2 Shares whose addresses appear on the books of the Corporation to be in such province, notice shall be given to the holders in such province by means of personal delivery or telecopier only.

         (c) Notice given by mail, personal delivery or telecopier shall be deemed to have been received when delivered or telecopied or, if mailed, seventy-two (72) hours after 12:01 a.m. on the day following the day of mailing thereof.

3.08     Modification

         The rights, conditions, restrictions and prohibitions attaching to the Series 2 Shares may not be deleted, varied, altered or amended without the prior approval of at least 66 2/3% of the votes cast at a meeting of the holders of the Series 2 Shares, in addition to any other approval or authorization required by applicable law.

3.09     Approval by Holders of Series 2 Shares

         The approval of the holders of the Series 2 Shares with respect to any and all matters referred to herein or any other matter requiring the consent of such holders may, subject to applicable law, be given in writing by the holders of all of the Series 2 Shares for the time being outstanding or by resolution duly passed and carried by not less than 2/3 of the votes cast on a ballot at a meeting of the holders of the Series 2 Shares duly called and held for the purpose of considering the subject matter of such resolution and at which meeting holders of not less than 20% of the Series 2 Shares then outstanding are .present in person or represented by proxy; provided, however, that if at any such meeting, when originally held, the holders of at least 20% of the Series 2 Shares then outstanding are not present in person or represented by proxy within thirty minutes after the time fixed for the meeting, then the meeting shall be adjourned to such date, being not less than 15 days later, and at such time and place as may be fixed by the Chairman of such meeting and at such adjourned meeting the holders of the Series 2 Shares present in person or represented by proxy, whether or not they hold 20% of the Series 2 Shares then outstanding, may transact the business for which the meeting was originally called, and the resolution duly passed and carried by not less than 2/3 of the votes cast on a ballot at such adjourned meeting shall constitute the approval of the holders of the Series 2 Shares hereinbefore mentioned. Notice of any such original meeting of the holders of the Series 2 Shares shall be given not less than 21 days nor more than 50 days prior to the date fixed for such meeting and shall specify in general terms the purpose for which the meeting is called. No notice of any such adjourned meeting need be given unless such meeting is adjourned by one or more adjournments for an aggregate of 30 days or more from the date of such original meeting, in which later case notice of the adjourned meeting shall be given in a manner prescribed for the original meeting as aforesaid. The formalities to be observed with respect to the giving of notice of any such original or adjourned meeting and the conduct thereof shall be those from time to time prescribed in the constating documents of the Corporation with respect to meetings of shareholders.

3.10     Voting Rights.

         The holders of the Series 2 Shares shall not be entitled as such, except as required by law, to receive notice of or to attend any meeting of the shareholders of the Corporation or to vote at any such meeting but shall be entitled to receive notice of meetings of shareholders of the Corporation called for the purpose of authorizing the dissolution of the Corporation or the sale of its undertaking or a substantial part thereof.

4.00     CLASS A SUBORDINATE VOTING SHARES

4.01 The holders of the Class A Subordinate Voting Shares shall be entitled to receive notice of, to attend and speak at and to vote at, any meeting of the shareholders of the Corporation, other than a meeting of the holders of another class as such or the holders of series of shares of another class as such, and at such meeting shall have one (1) vote for each Class A Subordinate Voting Share held.

4.02 Subject to any provisions of the Act and to applicable securities laws and the by-laws, regulations or policies of any stock exchange upon which the Class A Subordinate Voting Shares may then be listed, all or any part of the Class A Subordinate Voting Shares which are then outstanding shall be purchaseable for cancellation by the Corporation at any time, in the open market, by private contract or otherwise, at the lowest price at which, in the opinion of the directors, such shares are obtainable.

4.03 The Class A Subordinate Voting Shares shall not be redeemable by the Corporation.

4.04     If the Act would in effect require in the absence of this clause
4.04 that an amendment to the Articles of the Corporation to delete or vary any preference, right, condition, restriction, limitation or prohibition attaching to any of the Class A Subordinate Voting Shares, or to create special shares ranking in priority to or on a parity with the Class A Subordinate Voting Shares, be confirmed in writing by the holders of 100% or any lesser percentage of the then outstanding Class A Subordinate Voting Shares, then in lieu of such confirmation in writing such confirmation may be given by at least two-thirds of the votes cast at a meeting of the holders of the Class A Subordinate Voting Shares duly called for that purpose, and at such meeting each holder of Class A Subordinate Voting Shares shall be entitled to one vote for each Class A Subordinate Voting Share held.

4.05 The holders of the Class A Subordinate Voting Shares shall not have any right to vote separately upon any proposal to amend the Articles of the Corporation to:

         (a) increase any maximum number of authorized shares of and class or series having rights or privileges equal or superior to the Class A Subordinate Voting Shares; or

         (b) create a new class of shares equal or superior to the Class A Subordinate Voting Shares;

except to such extent as may from time to time be required by the Act.

4.06     (a) For the purposes of this clause 4.06:

                  (i) "affiliate" has the meaning assigned by the Securities Act (Ontario) as amended from time to time;

                  (ii) "associate" has the meaning assigned by the Securities Act (Ontario) as amended from time to time;

                  (iii) "Conversion Period" means the period of time commencing on the eighth day after the Offer Date and terminating on the Expiry Date;

                  (iv) "Converted Shares" means Class B Shares resulting from the conversion of Class A Subordinate Voting Shares into Class B Shares pursuant to paragraph (2) of this clause 4.06;

                  (v) "Exclusionary Offer" means an offer to purchase Class B Shares that:

                        (a) must, by reason of applicable securities legislation or the requirements of a stock exchange on which the Class B Shares are listed, be made to all or substantially all holders of Class B Shares who are in a province of Canada to which the requirement applies; and

                        (b) is not made concurrently with an offer to purchase Class A Subordinate Voting Shares that is identical to the offer to purchase Class B Shares in terms of price per share and percentage of outstanding shares to be taken up exclusive of shares owned immediately prior to the offer by the Offeror, and in all other material respects, and that has no condition attached other than the right not to take up and pay for shares tendered if no shares are tendered pursuant to the offer for Class B Shares, and for the purposes of this definition, if an offer to purchase Class B Shares is not an Exclusionary Offer as defined above but would be an Exclusionary Offer if it were not for sub-clause (b), the varying of any term of such offer shall be deemed to constitute the making of a new offer unless an identical variation concurrently is made to the corresponding offer to purchase Class A Subordinate Voting Shares;

                     (vi) "Expiry Date" means the last date upon which holders of Class B Shares may accept an Exclusionary Offer;

                     (vii) "Offer Date" means the date on which an
                           Exclusionary Offer is made;

                     (viii) "Offeror" means a person or company that makes an
                           offer to purchase Class B Shares (the "bidder"), and includes any associate or affiliate of the bidder or any person or company that is disclosed in the offering document to be acting jointly or in concert with the bidder; and

                     (ix) "transfer agent" means the transfer agent for the time being of the Class B Shares.

         (b) Subject to subparagraph (e) of this clause 4.06, if an Exclusionary Offer is made, each outstanding Class A Subordinate Voting Share shall be convertible into one Class B Share at the option of the holder during the Conversion Period. The conversion right may be exercised by notice in writing given to the transfer agent accompanied by the share certificate or certificates representing the Class A Subordinate Voting Shares which the holder desires to convert, and such notice shall be executed by such holder, or by his attorney duly authorized in writing, and shall specify the number of Class A Subordinate Voting Shares which the holder desires to have converted. The holder shall pay any governmental or other tax imposed on or in respect of such conversion. Upon receipt by the transfer agent of such notice and share certificate or certificates, the Corporation shall issue a share certificate representing fully paid Class B Shares as above prescribed and in accordance with paragraph of this clause 4.06. If less than all of the Class A Subordinate Voting Shares represented by any share certificate are to be converted, the holder shall be entitled to receive a new share certificate representing in the aggregate the number of Class A Subordinate Voting Shares represented by the original share certificate which are not to be converted.

         (c) An election by a holder of Class A Subordinate Voting Shares to exercise the conversion right provided for in paragraph (b) of this clause 4.06 shall be deemed to also constitute an irrevocable election by such holder to deposit the Converted Shares pursuant to the Exclusionary Offer (subject to such holder's right to subsequently withdraw the shares from the offer) and to exercise the right to convert into Class A Subordinate Voting Shares all Converted Shares in respect of which such holder exercises his right of withdrawal from the Exclusionary Offer or which are not otherwise ultimately taken up under the Exclusionary Offer. Any conversion into Class A Subordinate Voting Shares, pursuant to such deemed election, of Converted Shares in respect of which the holder exercises his right of withdrawal from the Exclusionary Offer shall become effective at the time such right of withdrawal is exercised. If the right of withdrawal is not exercised, any conversion into Class A Subordinate Voting Shares pursuant to such deemed election shall become effective,

               (i) in respect of an Exclusionary Offer which is completed, immediately following the time by which the Offeror is required by applicable securities legislation to take up and pay for all shares to be acquired by the Offeror under the Exclusionary Offer; and

               (ii) in respect of an Exclusionary Offer which is abandoned or withdrawn, at the time at which the Exclusionary Offer is abandoned or withdrawn.

         (d) No share certificates representing Converted Shares shall be delivered to the holders of the shares before such shares are deposited pursuant to the Exclusionary Offer; the transfer agent, on behalf of the holders of the Converted Shares, shall deposit pursuant to the Exclusionary Offer a certificate or certificates representing the Converted Shares. Upon completion of the offer, the transfer agent shall deliver to the holders entitled thereto all consideration paid by the Offeror pursuant to the offer. If Converted Shares are converted into Class A Subordinate Voting Shares pursuant to paragraph (c) of this clause 4.6, the transfer agent shall deliver to the holders entitled thereto share certificates representing the Class A Subordinate Voting Shares resulting from the conversion. The Corporation shall make all arrangements with the transfer agent necessary or desirable to give effect to this subparagraph.

         (e) Subject to paragraph (f) of this clause 4.06, the conversion right provided for in sub-paragraph (b) of this clause 4.06 shall not come into effect if:

               (i) prior to the time at which the Exclusionary Offer is made there is delivered to the transfer agent and to the Secretary of the Corporation a certificate or certificates signed by or on behalf of one or more shareholders of the Corporation owning in the aggregate, as at the time the Exclusionary Offer is made, more than 50% of the then outstanding Class B Shares, exclusive of shares owned immediately prior to the Exclusionary Offer by the Offeror, which certificate or certificates shall confirm, in the case of each such shareholder, that such shareholder shall not:

                           (a) accept any Exclusionary Offer without giving the transfer agent and the Secretary of the Corporation written notice of such acceptance or intended acceptance at least seven days prior to the Expiry Date;

                           (b)      make any Exclusionary Offer;

                           (c) act jointly or in concert with any person or company that makes any Exclusionary Offer; or

                           (d) transfer any Class B Shares, directly or indirectly, during the time at which any Exclusionary Offer is outstanding without giving the transfer agent and the Secretary of the Corporation written notice of such transfer or intended transfer at least seven days prior to the Expiry Date, which notice shall state, if known to the transferor, the names of the transferees and the number of Class B Shares transferred or to be transferred to each transferee; or

               (ii) within seven days after the Offer Date there is delivered to the transfer agent and to the Secretary of the Corporation a certificate or certificates signed by or on behalf of one or more shareholders of the Corporation owning in the aggregate more than 50% of the then outstanding Class B Shares, exclusive of shares owned immediately prior to the Exclusionary Offer by the Offeror, which certificate or certificates shall confirm, in the case of each such shareholder:

                           (a) the number of Class B Shares owned by the shareholder;

                           (b) that such shareholder is not making the offer and is not an associate or affiliate of, or acting jointly or in concert with, the person or company making the offer;

                           (c) that such shareholder shall not accept the offer, including any varied form of the offer, without giving the transfer agent and the Secretary of the Corporation written notice of such acceptance or intended acceptance at least seven days prior to the Expiry Date; and

                           (d) that such shareholder shall not transfer any Class B Shares, directly or indirectly, prior to the Expiry Date without giving the transfer agent and the Secretary of the Corporation written notice of such transfer or intended transfer at least seven days prior to the Expiry Date, which notice shall state, if known to the transferor, the names of the transferees and the number of Class B Shares transferred or to be transferred to each transferee if this information is known to the transferor.

         (f)   If a notice referred to in sub-clause e (i)(a), e (i)(d),
               (e)(ii)(c) or e (ii)(d) of this clause 4.06 is given and the conversion right provided for in paragraph (b) of this clause
               4.06 has not come into effect, the transfer agent shall either forthwith upon receipt of the notice or forthwith after the seventh day following the Offer Date, whichever is later, make a determination as to whether there are subsisting certifications that comply with either sub-clause e (i) or e
               (ii) of this clause 4.06 from shareholders of the Corporation who own in the aggregate more than 50% of the then outstanding Class B Shares, exclusive of shares owned immediately prior to the offer by the Offeror. For the purposes of this determination the transaction that is the subject of such notice shall be deemed to have taken place at the time of the determination, and the shares that are the subject of such notice shall be deemed to have been transferred to a person or company from whom the transfer agent had not received such a certification unless the transfer agent is otherwise advised either by such notice or by the transferee in writing. If the transfer agent determines that there are not such subsisting certifications, paragraph (e) of this clause 4.06 shall cease to apply and the conversion right provided for in paragraph (b) of this clause 4.06 shall be in effect for the remainder of the Conversion Period.

         (g) As soon as reasonably possible after the seventh, day after the Offer Date, the Corporation shall send to each holder of Class A Subordinate Voting Shares a notice advising the holders as to whether they are entitled to convert their Class A Subordinate Voting Shares into Class B Shares and the reasons therefor. If such notice disclosed that they are not so entitled but if subsequently determined that they are so entitled by virtue of paragraph (f) of this clause 4.06 or otherwise, the Corporation shall forthwith send another notice to them advising them of that fact and the reasons therefor.

         (h) If a notice referred to in paragraph (g) of this clause 4.06 discloses that the conversion right has come into effect, the notice shall:

               (i) include a description of the procedure to be followed to effect the conversion and to have the Converted Shares tendered under the offer;

               (ii) include the information set out in paragraph (c) of this clause 4.06; and

               (iii) be accompanied by a copy of the offer and all other
                     material sent to holders of Class B Shares in respect of the offer, and as soon as reasonably possible after any additional material, including a notice of variation, is sent to the holders of Class B Shares in respect of the offer, the Corporation shall send a copy of such additional material to each holder of Class A Subordinate Voting Shares.

         (i) Prior to or forthwith after sending any notice referred to in paragraph (g) of this clause 4.06, the Corporation shall cause a press release to be issued to a Canadian national news ticker service, describing the contents of the notice.

5.00     CLASS B SHARES

5.01 The holders of the Class B Shares shall be entitled to receive notice of, and to attend and speak at and vote at, any meeting of the shareholders of the Corporation, other than a meeting of the holders of shares of another class as such or of the holders of a series of shares of another class as such, and at such meeting shall have twenty (20) votes for each Class B Share held.

5.02 Subject to any provisions of the Act and to applicable securities laws and the by-laws, regulations or policies of the stock exchange upon which the Class B Shares may then be listed, all or any part of the Class B Shares which are then outstanding shall be purchaseable for cancellation by the Corporation at any time, in the open market, by private contract or otherwise, at the lowest price at which, in the opinion of the directors, such shares are obtainable.

5.03     The Class B Shares shall not be redeemable by the Corporation.

5.04     If the Act would in effect require in the absence of this clause
5.04 that an amendment to the Articles of the Corporation to delete or vary any preference, right, condition, restriction, limitation or prohibition attaching to any of the Class B Shares, or to create special shares ranking in priority to or on a parity with the Class B Shares, be confirmed in writing by the holders of 100% or any lesser percentage of the then outstanding Class B Shares, then in lieu of such confirmation in writing such confirmation may be given by at least two-thirds of the votes cast at a meeting of the holders of the Class B Shares duly called for that purpose, and at such meeting each holder of Class B Shares shall be entitled to one vote for each Class B Share held.

5.05 The holders of the Class B Shares shall not have any right to vote separately upon any proposal to amend the Articles of the Corporation to:

         (a) increase any maximum number of authorized shares of a class or series having rights or privileges equal or superior to the Class B Shares; or

         (b)   create a new class of shares equal or superior to the Class B
               Shares;

         except to such extent as may from time to time be required by the Act.

5.06 Each Class B Share shall be convertible at any time, at the option of the holder thereof, into a Class A Subordinate Voting Share, on the basis of one Class A Subordinate Voting Share for each Class B Share so converted. The holder of Class B Shares desiring to convert such Class B Shares into Class A Subordinate Voting Shares on the basis aforesaid shall deliver to the transfer agent for the time being of the Class A Subordinate Voting Shares the share certificate or share certificates representing the Class B Shares which the holder desires to so convert accompanied by a written notice duly executed by such holder or his attorney duly authorized in writing, which notice shall state that such holder elects to convert the Class B Shares represented by such share certificate or share certificates into Class A Subordinate Voting Shares in accordance with the provisions hereof and which notice shall further state the name or names (with addresses) in which the share certificate or certificates for Class A Subordinate Voting Shares issuable on such conversion shall be issued, and if any of the Class A Subordinate Voting Shares into which such Class B Shares are to be converted are to be issued to a person or persons other than the holder of such Class B Shares, there shall be paid to such transfer agent, for the account of the Corporation, any transfer taxes which may properly be payable. If any share certificate or share certificates representing any of the Class A Subordinate Voting Shares issuable on conversion are directed to be issued to any person other than the holder of such Class B Shares, the signature of such holder shall be guaranteed by a Canadian chartered bank or such other financial institution as such transfer agent may require. Such holder shall, in addition, comply with such other reasonable requirements as such transfer agent may prescribe. As promptly as practicable after the receipt of such notice of election to convert, the payment of such transfer tax (if any), the delivery of such share certificate or share certificates and compliance with all reasonable requirements of the transfer agent as aforesaid, the Corporation shall cause the transfer agent for the Class A Subordinate Voting Shares to issue and deliver in accordance with such notice of election to convert a share certificate or share certificates representing the number of Class A Subordinate Voting Shares into which such Class B Shares have been converted in accordance with the provisions of this clause 5.06. Such conversion shall be deemed to have been made immediately prior to the close of business on the date on which all conditions precedent to the conversion of such Class B Shares have been fulfilled and the person or persons in whose name or names any share certificate or share certificates for Class A Subordinate Voting Shares shall be issuable shall be deemed to have become on the said date the holder or holders of record of the Class B Shares represented thereby; provided, however, that if the transfer books of the Corporation for Class B Shares shall be closed on the said date, the Corporation shall not be required to issue Class A Subordinate Voting Shares upon such conversion until the date on which such transfer books shall be re-opened and such person or persons shall not be deemed to have become the holder or holders of record of such Class A Subordinate Voting Shares until the said date on which such transfer books shall be re-opened. There shall be no payment or adjustment on account of any unpaid dividends on the Class B Shares converted or on account of any dividends on the Class A Subordinate Voting Shares resulting from such conversion. In the event that part only of the Class B Shares represented by any share certificate shall be converted, a share certificate for the remainder of the Class B Shares represented by the said share certificate shall be delivered to the holder converting without charge.

6.00 DIVIDENDS AND DISTRIBUTION RIGHTS OF THE CLASS A SUBORDINATE VOTING SHARES AND CLASS B SHARES

6.01     (a)   All dividends which are declared in any year in the discretion of the directors on all of the Class A Subordinate Voting
               Shares shall be declared and paid at the same time in an equal or, in the discretion of the directors, a greater amount per share than those dividends declared in respect of all of the Class B Shares at the time outstanding. All dividends which are declared in any year, in the discretion of the directors, on all of the Class B Shares shall be declared and paid at the same time in an equal or, in the discretion of the directors, a lesser amount per share than those declared in respect of all of the Class A Subordinate Voting Shares outstanding.

         (b) If any stock dividend is declared on Class A Subordinate Voting Shares, such dividend may be paid in Class A Subordinate Voting Shares or in Class B Shares, or partly in one class and partly in the other, if stock dividends in equal or, in the discretion of the directors, lesser amounts per share are declared at the same time on the Class B Shares and are payable in either Class A Subordinate Voting Shares or in Class B Shares, or partly in one class and partly in the other, regardless of which class the stock dividend was paid on Class A Subordinate Voting Shares. If any stock dividend is declared on Class B Shares, such dividend may be paid in Class A Subordinate Voting Shares or in Class B Shares, or partly in one class and partly in the other, if stock dividends in equal or, in the discretion of the directors, greater amounts per share are paid at the same time on the Class A Subordinate Voting Shares and are payable in either Class A Subordinate Voting Shares or in Class B Shares, or partly in one class and partly in the other, regardless of which class the stock dividend was paid on Class B Shares.

         (c) All distributions other than dividends (including, without limiting the generality of the foregoing, any distribution of rights, warrants or options to purchase securities of the Corporation), and all such distributions which may at any time or from time to time be authorized or made:

               (i) in respect of the Class A Subordinate Voting Shares, shall be authorized and made at the same time in equal, or in the discretion of the directors, greater quantities or amounts per share than on all Class B Shares then outstanding without preference or distinction; and

               (ii) in respect of the Class B Shares, shall be authorized and made at the same time in equal or in the discretion of the directors, lesser quantities or amounts per share than on all Class A Subordinate Voting Shares then outstanding without preference or distinction.

7.00 SUBDIVISIONS, CONSOLIDATIONS, RECLASSIFICATIONS WINDING UP AND LIQUIDATION, ETC.

7.01 No subdivision, consolidation, reclassification or other change of the Class A Subordinate Voting Shares or the Class B Shares shall be made unless at the time an equivalent or comparable subdivision, consolidation, reclassification or change is made with respect to all of the Class A Subordinate Voting Shares and Class B Shares which are then outstanding.

7.02     In any case where a fraction of a Class A Subordinate Voting
Share or a Class B Share would otherwise be issuable on a subdivision, consolidation, reclassification or change of one or more Class A Subordinate Voting Shares or Class B Shares, the Corporation shall in lieu thereof adjust such fractional interest by the payment by cheque (to the nearest cent) of an amount related or equivalent to the then current market value of such fractional interest computed on the basis of the last board lot sale price (or the last bid price, if there has been no board lot sale) for the Class A Subordinate Voting Shares on The Toronto Stock Exchange (or if the Class A Subordinate Voting Shares are not listed on The Toronto Stock Exchange, on such stock exchange in Canada on which the Class A Subordinate Voting Shares are listed or traded as may be selected for such purpose by the directors of the Corporation) on the business day on which such stock exchange was open next preceding the date of such subdivision, consolidation, reclassification or change.

7.03 In the event of the liquidation, dissolution or winding up of the Corporation or other distribution of the assets of the Corporation amongst its shareholders for the purposes of winding up its affairs, all of the property and assets of the Corporation available for distribution to the shareholders of the Corporation shall, after providing for preferential payment of the amounts required to be paid under and in respect of any Preference Shares or series thereof ranking in priority, shall be paid or distributed in equal amounts per share on all Class A Subordinate Voting Shares and Class B Shares at the time outstanding without preference or distinction and the holders thereof shall as such participate on a share for share basis equally therein.

8.00     PROVISIONS RELATING TO CLASS A SUBORDINATE VOTING SHARES AND CLASS B
         SHARES

8.01 The articles of the Corporation hereby provide that, for the purposes of the take-over bid and issuer bid provisions of the Securities Act (Ontario) and the regulations thereunder), both as amended from time to time,
(a) the Class A Subordinate Voting Shares and Class B Shares shall be treated as and are hereby deemed to constitute, one class of voting securities, and
(b) the published market for such one class of voting securities shall be deemed to be the published market of the Class A Subordinate Voting Shares. For greater certainty, the provisions of this Section 8.01 shall have no application in the event of a purchase of Class B Shares at a price per share not in excess of the aggregate of (i) the "market price" per share (at the time of such purchase) determined in accordance with the provisions of the Securities Act (Ontario) (and the regulations thereunder) (both as amended or replaced from time to time) plus (ii) reasonable brokerage fees or other commissions calculated on a per share basis. For greater certainty, "market price" as at the date of these articles is defined in Section 163(3) of the Regulation to the Securities Act (Ontario).

8.02     In any case where a fraction of a Class A Subordinate voting
Share or a Class B Share would otherwise be issuable on consolidation, subdivision and change of one or more common shares, the Corporation shall in lieu thereof adjust such fractional interest by the payment by cheque (to the nearest cent) of any amount equivalent to the value of such fractional interest computed on the basis of $0.025 per common share.

                          PROVISIONS ATTACHING TO THE
                          SERIES 3 PREFERENCE SHARES

                CYBERSIGHT- MDC EXCHANGEABLE PREFERENCE SHARES

The third series of Preference Shares of the Corporation shall consist of an unlimited number of Series 3 Preference Shares designated as the "Cybersight-MDC Exchangeable Preference Shares" (the "Exchangeable Shares"). The Exchangeable Shares shall have the following rights, privileges, restrictions and conditions:

1.00     INTERPRETATION

1.01     For the purposes of these share provisions:

         "Affiliate" of any Person means any other Person directly or indirectly controlling, controlled by or under common control with, that Person. For the purposes of this definition, "control" (including, with correlative meanings, the terms "controlled by" and "under common control with") as applied to any Person, means the possession by another Person, directly or indirectly, of the power to direct or cause the direction of the management and policies of that first mentioned Person whether through the ownership of voting securities, by contract or otherwise.

         "Board of Directors" means the board of directors of the Corporation.

         "Business Day" means any day on which commercial banks are open for business in New York, New York and Toronto, Ontario other than a Saturday, a Sunday or a day observed as a holiday in Toronto, Ontario under the laws of the Province of Ontario or the federal laws of Canada or in New York, New York under the laws of the State of New York or the federal laws of the United States of America.

         "CAC" means CyberSight Acquisition Co., Inc., a corporation existing under the laws of the State of Delaware, and any successor corporation thereto.

         "CAC Dividend Declaration Date" means the date on which the board of directors of CAC declares any dividend on the CAC Shares.

         "CAC Shares" mean the shares of common stock, par value U.S. $0.01 per share, in the capital of CAC, and any other securities into which such shares may be changed, including shares into which CAC Shares may be changed consequent upon an amalgamation, merger, reorganization or other transaction affecting the CAC Shares and "CAC Share" means any of the CAC Shares.

         "Canadian Dollar Equivalent " means in respect of an amount expressed in a foreign currency (the "Foreign Currency Amount") at any date the product obtained by multiplying:

         (a)   the Foreign Currency Amount by,

         (b) the noon spot exchange rate on such date for such foreign currency expressed in Canadian dollars as reported by the Bank of Canada or, in the event such spot exchange rate is not available, such spot exchange rate on such date to such foreign currency expressed in Canadian dollars as may be deemed by the Board of Directors to be appropriate for such purpose.

         "Common Shares" means, collectively, the Class A Subordinate Voting Shares and the Class B Multiple Voting Shares in the capital of the Corporation.

         "Corporation" means MDC Corporation Inc., a corporation governed by the Business Corporations Act (Ontario).

         "Current Market Price" means, in respect of a CAC Share on any date, the Canadian Dollar Equivalent of the average of the closing bid and ask prices of CAC Shares during a period of 20 consecutive trading days ending not more than three trading days before such date on the principal stock exchange or automated quotation system in Canada or the United States on which the CAC Shares are then listed, or, if the CAC Shares are not then listed on any stock exchange or automated quotation system, then the Current Market Price of a CAC Share shall be determined by a qualified third party independent valuator as selected by the Board of Directors in its sole discretion provided that any such selection, opinion or determination by the Board of Directors shall be conclusive and binding.

         "Exchange Date" means the date on which a holder of Exchangeable Shares exchanges his or her Exchangeable Shares for CAC Shares in accordance with the requirements of Article 6 of these share provisions.

         "Exchange Notice" has the meaning ascribed thereto in section 6.1 of these share provisions.

         "Exchange Right" has the meaning ascribed thereto in section 6.1 of these share provisions.

         "Exchangeable Shares" mean the Series 3 non-voting exchangeable preference shares in the capital of the Corporation designated as the "CyberSight-MDC Exchangeable Preference Shares" having the rights, privileges, restrictions and conditions set forth herein.

         "Liquidation Amount" has the meaning ascribed thereto in section 5.1 of these share provisions.

         "Liquidation Date" has the meaning ascribed thereto in section 5.1 of these share provisions.

         "Person" includes any individual, firm, partnership, joint venture, venture capital fund, association, trust, trustee, executor, administrator, legal personal representative, estate, group, body corporate, corporation, unincorporated association or organization, government body, syndicate or other entity, whether or not having legal status.

         "Preference Shares" means the issued and outstanding preference shares in the capital of the Corporation.

         "Support Agreement" means that certain Exchangeable Share support and voting trust agreement between the Corporation, CAC and Griffiths McBurney & Partners to be entered into in connection with a private placement of the Exchangeable Shares in Canada.

         "Transfer Agent" means CIBC Mellon Trust Company or such other Person as may from time to time be appointed by the Corporation as the registrar and transfer agent for the Exchangeable Shares.

2.00     RANKING OF EXCHANGEABLE SHARES

         2.01 Other than the rights specifically provided for in Article 3 and
Article 5 of these share provisions and as required under applicable law, the Exchangeable Shares shall have no rights to receive any payment of dividends which may be declared payable by the Corporation from time to time or to participate in the distribution of assets of the Corporation in the event of the liquidation, dissolution or winding-up of the Corporation, whether voluntary or involuntary, or any other distribution of the assets of Corporation, among its shareholders for the purpose of winding up its affairs.

3.00     DIVIDENDS

3.01 Subject to section 3.2 below, a holder of an Exchangeable Share shall be entitled to receive and the Board of Directors shall, subject to applicable law, on each CAC Dividend Declaration Date, declare a dividend on each Exchangeable Share:

         (a) in the case of a cash dividend declared on the CAC Shares, in an amount in cash for each Exchangeable Share in U.S. dollars, or the Canadian Dollar Equivalent thereof on the CAC Dividend Declaration Date, in each case, equal to the cash dividend declared on each CAC Share;

         (b) in the case of a stock dividend declared on the CAC Shares to be paid in CAC Shares, in such number of Exchangeable Shares for each Exchangeable Share as is equal to the number of CAC Shares to be issued as a dividend on each CAC Share: or

         (c) in the case of a dividend declared on the CAC Shares in property other than cash or CAC Shares, in such type and amount of property for each Exchangeable Share as is the same as or economically equivalent to (to be determined by the Board of Directors as contemplated by section 3.5 hereof) the type and amount of property declared as a dividend on each CAC Share.

         Such dividends shall be paid out of money, assets or property of the Corporation properly applicable to the payment of dividends, or out of authorized but unissued shares of the Corporation, as applicable.

3.02 In the case of a stock dividend declared on the CAC Shares to be paid in CAC Shares, in lieu of declaring the stock dividend contemplated by section 3.1(b) on the Exchangeable Shares, the Board of Directors may, in its discretion and subject to applicable law, subdivide, redivide or change (the "subdivision") each issued and unissued Exchangeable Share on the basis that each Exchangeable Share before the subdivision becomes a number of Exchangeable Shares as is equal to the sum of (i) one (1) CAC Share and (ii) the number of CAC Shares to be paid as a stock dividend on each CAC Share. In such instance, and notwithstanding any other provision hereof, such subdivision shall become effective on the effective date specified in section
3.4 hereof without any further act or formality on the part of the Board of Directors or of the holders of Exchangeable Shares. For greater certainty, no approval of the holders of Exchangeable Shares to an amendment to the articles of the Corporation shall be required to give effect to such subdivision.

3.03 Cheques of the Corporation payable at par at any branch of the bankers of the Corporation shall be issued in respect of any cash dividends contemplated by section 3.1 (a) hereof and the sending of such a cheque to each holder of an Exchangeable Share shall satisfy the cash dividend represented thereby unless the cheque is not paid on presentation. Subject to applicable law, certificates registered in the name of the registered holder of Exchangeable Shares shall be issued or transferred in respect of any stock dividends contemplated by section 3.1(b) hereof or any subdivision of shares contemplated by section 3.2 hereof and the sending of such a certificate to each holder of an Exchangeable Share shall satisfy the stock dividend or share subdivision represented thereby. Such other type and amount of property in respect of any dividends contemplated by section 3.1(c) hereof shall be issued, distributed or transferred by the Corporation in such manner as it shall determine and the issuance, distribution or transfer thereof by the Corporation to each holder of an Exchangeable Share shall satisfy the dividend represented thereby. No holder of an Exchangeable Share shall be entitled to recover by action or other legal process against the Corporation any dividend that is represented by a cheque that has not been duly presented to the Corporation's bankers for payment or that otherwise remains unclaimed for a period of six years from the date on which such dividend was payable.

3.04 The record date for the determination of the holders of Exchangeable Shares entitled to receive payment of, and the payment date for, any dividend declared on the Exchangeable Shares under section 3.1 hereof shall be the same dates as the record date and payment date, respectively, for the corresponding dividend declared on the CAC Shares. The record date for the determination of the holders of Exchangeable Shares entitled to receive Exchangeable Shares in connection with any subdivision of Exchangeable Shares under section 3.2 hereof and the effective date of such subdivision shall be the same dates as the record date and payment date, respectively, for the corresponding stock dividend declared on CAC Shares.

3.05 The Board of Directors shall determine, in good faith, the economic equivalent for the purposes of the share provisions, and each such determination shall be conclusive and binding on the Corporation and its shareholders. In making each such determination, the following factors shall, without excluding other factors determined by the Board of Directors to be relevant, be considered by the Board of Directors:

         (a) in the case of any stock dividend or other distribution payable in CAC Shares, the number of such shares issued in proportion to the number of CAC Shares previously outstanding;

         (b) in the case of the issuance or distribution of any rights, options or warrants to subscribe for or purchase CAC Shares (or securities exchangeable for or convertible into or carrying rights to acquire CAC Shares), the relationship between the exercise price of each such right, option or warrant and the Current Market Price of a CAC Share;

         (c) in the case of the issuance or distribution of any other form of property (including without limitation any shares or securities of CAC of any class other than CAC Shares, any rights, options or warrants other than those referred to in section 3.5(b) above, any evidences of indebtedness of CAC or any assets of CAC), the relationship between the fair market value (as determined by the Board of Directors) of such property to be issued or distributed with respect to each outstanding CAC Share and the Current Market Price of a CAC Share; and

         (d) in all such cases, the general taxation consequences of the relevant event to holders of Exchangeable Shares to the extent that such consequences may differ from the taxation consequences to holders of CAC Shares as a result of differences between taxation laws of Canada and the United States (except for any differing consequences arising as a result of differing marginal taxation rates and without regard to the individual circumstances of holders of Exchangeable Shares).

4.00     CERTAIN RESTRICTIONS

4.01 Subject to Section 4.2 below, so long as any of the Exchangeable Shares are outstanding, the Corporation shall not at any time without the approval of the holders of the Exchangeable Shares given as specified in section 10.2 of these share provisions:

         (a) pay any dividends on the Common Shares or any other shares ranking junior to the Exchangeable Shares, other than stock dividends payable in Common Shares or any such other shares ranking junior to the Exchangeable Shares, as the case may be;

         (b) redeem or purchase or make any capital distribution in respect of the Common Shares or any other shares ranking junior to the Exchangeable Shares;

         (c) issue any Exchangeable Shares other than (i) pursuant to any shareholder rights plan adopted by the Corporation, (ii) by way of stock dividend to the holders of such Exchangeable Shares contemplated by section 3 hereof, or (iii) by way of any subdivision of Exchangeable Shares; or

         (d) issue any shares of the Corporation ranking superior to the Exchangeable Shares other than by way of stock dividends to the holders of such Exchangeable Shares.

4.02 The restrictions in subparagraphs 4.1(a) to 4.1(c) above shall not apply if all declared dividends on the outstanding Exchangeable Shares have been paid.

5.00     DISTRIBUTION ON LIQUIDATION

5.01 In the event of the liquidation, dissolution or winding-up of the Corporation or any other distribution of the assets of the Corporation among its shareholders for the purpose of winding up its affairs, each Exchangeable Share, subject to applicable law, shall be automatically exchanged with CAC on the effective date (the "Liquidation Date") of such liquidation, dissolution or winding-up, but before any distribution of any part of the assets of the Corporation among the holders of the Common Shares or any other shares ranking junior to the Exchangeable Shares, for one CAC Share, together with any declared and unpaid dividends on each such Exchangeable Share held by such holder on any dividend record date which occurred prior to the Liquidation Date (the "Liquidation Amount").

5.02 On or promptly after the Liquidation Date, the Corporation shall cause CAC to deliver to the holders of the Exchangeable Shares the Liquidation Amount for each such Exchangeable Share upon presentation and surrender of the certificates representing such Exchangeable Shares, together with such other documents and instruments as may be required to effect a transfer and cancellation of Exchangeable Shares under the Business Corporations Act (Ontario) and the by-laws of the Corporation and such additional documents and instruments as the Transfer Agent, CAC or the Corporation may reasonably require, at the registered office of the Corporation or at any office of the Transfer Agent as may be specified by the Corporation by notice to the holders of the Exchangeable Shares.

5.03     Payment of the total Liquidation Amount for such Exchangeable
Shares shall be made by delivery to each holder, at the address of the holder recorded in the securities register of the Corporation for the Exchangeable Shares or by holding for pick-up by the holder at the registered office of the Corporation or at any office of the Transfer Agent as may be specified by the Corporation by notice to the holders of Exchangeable Shares, on behalf of the Corporation of certificates representing CAC Shares (which shares shall be duly issued as fully paid and non-assessable and shall be free and clear of any lien, claim or encumbrance) and a cheque of the Corporation payable at par at any branch of the bankers of the Corporation in respect of the remaining portion, if any, of the total Liquidation Amount (in each case less any amounts withheld on account of tax required to be deducted and withheld therefrom) (without interest).

5.04 On and after the Liquidation Date, the holders of the Exchangeable Shares shall cease to be holders of such Exchangeable Shares and shall not be entitled to exercise any of the rights of holders in respect thereof, other than the right to receive their proportionate part of the total Liquidation Amount, unless payment of the total Liquidation Amount for such Exchangeable Shares shall not be made upon presentation and surrender of share certificates in accordance with the foregoing provisions, in which case the rights of the holders shall remain unaffected until the total Liquidation Amount has been paid in the manner hereinbefore provided.

5.05 The Corporation shall have the right at any time after the Liquidation Date to deposit or cause to be deposited the total Liquidation Amount in respect of the Exchangeable Shares represented by certificates that have not at the Liquidation Date been surrendered by the holders thereof in a custodial account with any chartered bank or trust company in Canada. Upon such deposit being made, the rights of the holders of Exchangeable Shares after such deposit shall be limited to receiving their proportionate part of the total Liquidation Amount (in each case less any amounts withheld on account of tax required to be deducted and withheld therefrom) (without interest) for such Exchangeable Shares so deposited, against presentation and surrender of the said certificates held by them, respectively, in accordance with the foregoing provisions. Upon such payment or deposit of the total Liquidation Amount, the holders of the Exchangeable Shares shall thereafter be considered and deemed for all purposes to be holders of the CAC Shares delivered to them or the custodian on their behalf.

5.06 After the Corporation has satisfied its obligations to pay or cause to be paid to the holders of the Exchangeable Shares the Liquidation Amount per Exchangeable Share pursuant to section 5.1 of these share provisions, such holders shall not be entitled to share in any further distribution of the assets of the Corporation.

6.00     EXCHANGE RIGHTS

6.01 A holder of Exchangeable Shares shall be entitled at any time and otherwise upon compliance with the provisions of this Article 6 (the "Exchange Right"), to exchange all or any portion of the Exchangeable Shares registered in the name of such holder for: (i) one CAC Share for each Exchangeable Share presented and surrendered by the holder; together with (ii) the full amount of all declared and unpaid dividends on any such Exchangeable Share in respect of any dividend record date which occurred prior to the Exchange Date, which dividends shall be paid by the Corporation. To exercise its Exchange Right, a holder of Exchangeable Shares shall present and surrender at the registered office of the Corporation or at any office of the Transfer Agent as may be specified by the Corporation by notice to the holders of Exchangeable Shares the certificate or certificates representing the Exchangeable Shares which the holder desires to exchange for CAC Shares, together with such other documents and instruments as may be required to effect a transfer of Exchangeable Shares under the respective by-laws of the Corporation and CAC and the provisions of applicable laws and such additional documents and instruments as the Transfer Agent, CAC or the Corporation may reasonably require, together with a duly executed statement (the "Exchange Notice") in the form of Schedule "A" hereto or in such other form as may be acceptable to the Corporation:

         (a) specifying that the holder desires to exchange all or any number of the Exchangeable Shares specified therein represented by such certificate or certificates (the "Exchanged Shares"); and

         (b) stating the date on which the holder desires that the Exchange Date occur, provided that such date shall be not less than 14 Business Days nor more than 15 Business Days after the date on which the Exchange Notice is received by the Corporation and further provided that, in the event that no such Business Day is specified by the holder in the Exchange Notice, the Exchange Date shall be deemed to be the 15th Business Day after the date on which the Exchange Notice is received by the Corporation.

6.02 Upon receipt by the Corporation or the Transfer Agent in the manner specified in section 6.1 hereof of a certificate or certificates representing the number of Exchangeable Shares which the holder desires to exchange, together with an Exchange Notice and provided that the Exchange Notice is not revoked by the holder in the manner specified in section 6.6, the Corporation shall cause CAC to issue and deliver to the holder the CAC Shares issuable in exchange for the Exchanged Shares effective at the close of business on the Exchange Date, provided that all declared and unpaid dividends for which the record date has occurred prior to the Exchange Date shall be paid by the Corporation to the holder on the scheduled payment date for such dividends. If only a part of the Exchangeable Shares represented by any certificate is exchanged by a holder thereof, a new certificate for the balance of such Exchangeable Shares shall be issued to the holder at the expense of the Corporation.

6.03 The Corporation shall cause CAC to deliver or shall cause the Transfer Agent to deliver to the relevant holder, at the address of the holder recorded in the securities register of the Corporation for the Exchangeable Shares or at the address specified in the holder's Exchange Notice or by holding for pick-up by the holder at the registered office of the Corporation or at any office of the Transfer Agent as may be specified by the Corporation by notice to the holders of Exchangeable Shares, certificates representing the CAC Shares (which shares shall be duly issued as fully paid and non-assessable and shall be free and clear of any lien, claim or encumbrance) registered in the name of the holder or in such other name as the holder may request and, if applicable, on or before the payment date therefor, the Corporation shall deliver to the holder a cheque payable at par at any branch of the bankers of the Corporation representing the aggregate of any declared and unpaid dividend in respect of the Exchanged Shares, less any amounts withheld on account of tax required to be deducted and withheld therefrom (without interest), and such delivery of such certificate and cheque by or on behalf of the Corporation, by CAC or by the Transfer Agent (as applicable), shall be deemed to be payment of and shall satisfy and discharge all liability in respect of the exercise of the Exchange Right, to the extent that the same is represented by such share certificates and cheque (plus any tax deducted and withheld therefrom and remitted to the proper tax authority).

6.04 On and after the close of business on the Exchange Date, the holder of the Exchanged Shares shall cease to be a holder of such Exchanged Shares and shall not be entitled to exercise any of the rights of a holder in respect thereof, unless upon presentation and surrender of certificates in accordance with the foregoing provisions, registration and delivery of the CAC Share certificate and the Corporation's cheque (if any) shall not be made as provided in section 6.3, in which case the rights of such holder shall remain unaffected until such registrations and deliveries have been made in the manner hereinbefore provided. On and after the close of business on the Exchange Date, provided that presentation and surrender of certificates and delivery of the CAC Share certificates and the Corporation's cheque (if any) has been made in accordance with the foregoing provisions, the holder of the Exchanged Shares shall thereafter be considered and deemed for all purposes to be a holder of the CAC Shares delivered to it.

6.05 Notwithstanding any other provision of this Article 6, the Corporation shall not be obligated to cause CAC to issue and deliver a CAC Share in exchange for any Exchanged Shares specified by a holder in an Exchange Notice to the extent that the issuance and delivery by CAC of such CAC Shares in exchange for Exchanged Shares would be contrary to solvency requirements or other provisions of applicable laws. In any such event, the Corporation shall cause CAC to issue CAC Shares in exchange for the maximum number of Exchanged Shares which the Board of Directors (or the board of directors of CAC, as applicable) determine that CAC is, on the Exchange Date, permitted under applicable laws to issue, which shall be selected as nearly as may be pro rata (disregarding fractions) in proportion to the total number of Exchanged Shares tendered for exchange by each holder thereof and the Corporation shall issue to each holder of Exchanged Shares a new certificate, at the expense of the Corporation, representing the Exchanged Shares which are not exchanged pursuant to section 6.2 hereof. The Corporation shall notify the holder at least two Business Days prior to the Exchange Date as to the number of Exchanged Shares which will not be exchanged.

         6.06 A holder of Exchanged Shares may, by notice in writing given to the Corporation before the close of business on the Business Day immediately preceding the Exchange Date, withdraw its Exchange Notice, in which event such Exchange Notice shall be null and void.

7.00     AUTOMATIC REDEMPTION BY CORPORATION FOLLOWING EXCHANGE

7.01 Immediately upon completion of any exchange of the Exchangeable Shares pursuant to the provisions of Article 6 of these share provisions, the Exchanged Shares so acquired by CAC shall be automatically redeemed by the Corporation for an amount of cash equal to the paid-up capital thereon.

8.00     PURCHASE FOR CANCELLATION

8.01 Subject to applicable law and the articles of the Corporation, the Corporation may at any time and from time to time purchase for cancellation all or any part of the outstanding Exchangeable Shares at a price not exceeding the amount paid-up thereon by tender to all the holders of record of Exchangeable Shares then outstanding or through the facilities of any stock exchange on which the Exchangeable Shares are listed or quoted at a price per share not exceeding the amount paid up thereon, together with an amount equal to all declared and unpaid dividends thereon for which the record date has occurred prior to the date of purchase. If in response to an invitation for tenders under the provisions of this section 8.1, more Exchangeable Shares are tendered at a price or prices acceptable to the Corporation than the Corporation is prepared to purchase, the Exchangeable Shares to be purchased by the Corporation shall be purchased as nearly as may be pro rata according to the number of shares tendered by each holder who submits a tender to the Corporation, provided that when shares are tendered at different prices, the pro rating shall be effected (disregarding fractions) only with respect to the shares tendered at the price at which more shares were tendered than the Corporation is prepared to purchase after the Corporation has purchased all the shares tendered at lower prices. If part only of the Exchangeable Shares represented by any certificate shall be purchased, a new certificate for the balance of such shares shall be issued at the expense of the Corporation.

9.00     VOTING RIGHTS

9.01     Except as required by applicable law and by Article 10, section
11.1 and section 11.2 hereof, the holders of the Exchangeable Shares shall not be entitled as such to receive notice of or to attend any meeting of the shareholders of the Corporation or to vote at any such meeting.

10.00    AMENDMENT AND APPROVAL

10.01 The rights, privileges, restrictions and conditions attaching to the Exchangeable Shares may be added to, changed or removed but only with the approval of the holders of the Exchangeable Shares given as hereinafter specified.

10.02 Any approval given by the holders of the Exchangeable Shares to add to, change or remove any right, privilege, restriction or condition attaching to the Exchangeable Shares or any other matter requiring the approval or consent of the holders of the Exchangeable Shares shall be deemed to have been sufficiently given if it shall have been given in accordance with applicable law subject to a minimum requirement that such approval be evidenced by resolution passed by not less than two-thirds of the votes cast on such resolution at a meeting of holders of Exchangeable Shares (disregarding the votes attaching to any Exchangeable Shares held or beneficially owned by the Corporation and its Affiliates) duly called and held at which the holders of at least 25% of the outstanding Exchangeable Shares at that time are present or represented by proxy; provided that if at any such meeting the holders of at least 25% of the outstanding Exchangeable Shares at that time are not present or represented by proxy within one-half hour after the time appointed for such meeting, then the meeting shall be adjourned to such date not less than five (5) days thereafter and to such time and place as may be designated by the Chairman of such meeting. At such adjourned meeting the holders of Exchangeable Shares present or represented by proxy thereat whether or not representing at least 25% of the outstanding Exchangeable Shares at that time may transact the business for which the meeting was originally called and a resolution passed thereat by the affirmative vote of not less than two-thirds of the votes cast on such resolution (disregarding the votes attaching to any Exchangeable Shares held or beneficially owned by the Corporation and its Affiliates) at such meeting shall constitute the approval or consent of the holders of the Exchangeable Shares.

11.00    RECIPROCAL CHANGES, ETC. IN RESPECT OF CAC Shares.

11.01 Each holder of an Exchangeable Share acknowledges that the Support Agreement provides, in part, that CAC will not without the prior approval of the Corporation and the prior approval of the holders of the Exchangeable Shares given in accordance with section 10.2 of these share provisions:

         (a) issue or distribute CAC Shares (or securities exchangeable for or convertible into or carrying rights to acquire CAC Shares) to the holders of all or substantially all of the then outstanding CAC Shares by way of stock dividend or other distribution, other than an issue of CAC Shares (or securities exchangeable for or convertible into or carrying rights to acquire CAC Shares) to holders of CAC Shares who exercise an option to receive dividends in CAC Shares (or securities exchangeable for or convertible into or carrying rights to acquire CAC Shares) in lieu of receiving cash dividends;

         (b) issue or distribute rights, options or warrants to the holders of all or substantially all of the then outstanding CAC Shares entitling them to subscribe for or to purchase CAC Shares (or securities exchangeable for or convertible into or carrying rights to acquire CAC Shares); or

         (c) issue or distribute to the holders of all or substantially all of the then outstanding CAC Shares:

               (i) shares or securities of CAC of any class other than CAC Shares (other than shares convertible into or exchangeable for or carrying rights to acquire CAC Shares);

               (ii) rights, options or warrants other than those referred to in subsection 11.1(b) above;

               (iii) evidences of indebtedness of CAC: or

               (iv) assets of CAC, unless the economic equivalent on a per share basis of such rights, options, warrants, securities, shares, evidences of indebtedness or other assets is issued or distributed by the Corporation simultaneously to holders of the Exchangeable Shares.

11.02 Each holder of an Exchangeable Share acknowledges that the Support Agreement further provides, in part, that CAC will not without the prior approval of the Corporation and the prior approval of the holders of the Exchangeable Shares given in accordance with section 10.2 of these share provisions:

         (a) subdivide, redivide or change the then outstanding CAC Shares into a greater number of CAC Shares:

         (b) reduce, combine, consolidate or change the then outstanding CAC Shares into a lesser number of CAC Shares: or

         (c) reclassify or otherwise change the CAC Shares or effect an amalgamation, merger, reorganization or other transaction affecting the CAC Shares,

unless the same or an economically equivalent change shall simultaneously be made to, or in the rights of the holders of, the Exchangeable Shares. The Support Agreement further provides, in part, that the aforesaid provisions of the Support Agreement shall not be changed without the approval of the holders of the Exchangeable Shares given in accordance with section 10.2 of these share provisions.

12.00    ACTIONS BY THE CORPORATION UNDER SUPPORT AGREEMENT

12.01 The Corporation will take all such actions and do all such things as shall be necessary or advisable to perform and comply with and to ensure performance and compliance by CAC and the Corporation with all provisions of the Support Agreement applicable to CAC and the Corporation, respectively, in accordance with the terms thereof including, without limitation, taking all such actions and doing all such things as shall be necessary or advisable to enforce to the fullest extent possible for the direct benefit of the Corporation all rights and benefits in favour of the Corporation under or pursuant to such agreement.

12.02 The Corporation shall not propose, agree to or otherwise give effect to any amendment to, or waiver or forgiveness of its rights or obligations under, the Support Agreement without the approval of the holders of the Exchangeable Shares given in accordance with section 10.2 of these share provisions other than such amendments, waivers and/or forgiveness as may be necessary or advisable for the purposes of:

         (a) adding to the covenants of the other parties to such agreement for the protection of the Corporation or the holders of the Exchangeable Shares thereunder;

         (b) making such provisions or modifications not inconsistent with such agreement as may be necessary or desirable with respect to matters or questions arising thereunder which, in the good faith opinion of the Board of Directors, it may be expedient to make, provided that the Board of Directors shall be of the good faith opinion, after consultation with counsel, that such provisions and modifications will not be prejudicial to the interests of the holders of the Exchangeable Shares; or

         (c) making such changes in or corrections to such agreement which, on the advice of counsel to the Corporation, are required for the purpose of curing or correcting any ambiguity or defect or inconsistent provision or clerical omission or mistake or manifest error contained therein, provided that the Board of Directors shall be of the good faith opinion, after consultation with counsel, that such changes or corrections will not be prejudicial to the interests of the holders of the Exchangeable Shares.

13.00    LEGEND; CALL RIGHTS

13.01 The certificates evidencing the Exchangeable Shares shall contain or have affixed thereto a legend in form and on terms approved by the Board of Directors, with respect to the Support Agreement (including the provisions with respect to the voting rights, exchange right and automatic redemption thereunder).

14.00    NOTICES

14.01 Any notice, request or other communication to be given to the Corporation by a holder of Exchangeable Shares shall be in writing and shall be valid and effective if given by mail (postage prepaid) or by telecopy or by delivery to the registered office of the Corporation and addressed to the attention of the Executive Vice President, Corporate Development. Any such notice, request or other communication, if given by mail, telecopy or delivery, shall only be deemed to have been given and received upon actual receipt thereof by the Corporation.

14.02    Any presentation and surrender by a holder of Exchangeable
Shares to the Corporation or the Transfer Agent of certificates representing Exchangeable Shares in connection with the liquidation, dissolution or winding-up of the Corporation or the exchange of Exchangeable Shares shall be made by ordinary mail (postage prepaid) or by delivery to the registered office of the Corporation or to such office of the Transfer Agent as may be specified by the Corporation, in each case, addressed to the attention of the Executive Vice President, Corporate Development of the Corporation. Any such presentation and surrender of certificates shall only be deemed to have been made and to be effective upon actual receipt thereof by the Corporation or the Transfer Agent, as the case may be. Any such presentation and surrender of certificates made by ordinary mail shall be at the sole risk of the holder mailing the same.

14.03 Any notice, request or other communication to be given to a holder of Exchangeable Shares by or on behalf of the Corporation shall be in writing and shall be valid and effective if given by mail (postage prepaid) or by delivery to the address of the holder recorded in the securities register of the Corporation or, in the event of the address of any such holder not being so recorded, then at the last known address of such holder. Any such notice, request or other communication, if given by mail, shall be deemed to have been given and received on the third Business Day following the date of mailing and, if given by delivery, shall be deemed to have been given and received on the date of delivery. Accidental failure or omission to give any notice, request or other communication to one or more holders of Exchangeable Shares shall not invalidate or otherwise alter or affect any action or proceeding to be taken by the Corporation pursuant thereto.

14.04 If the Corporation determines that mail service is or is threatened to be interrupted at the time when the Corporation is required or elects to give any notice to the holders of Exchangeable Shares hereunder, the Corporation shall, notwithstanding the provisions hereof, give such notice by means of publication in The Globe and Mail, national edition, or any other English language daily newspaper or newspapers of general circulation in Canada and in a French language daily newspaper of general circulation in the Province of Quebec, once in each of two successive weeks, and notice so published shall be deemed to have been given on the latest date on which the first publication has taken place.

         If, by reason of any actual or threatened interruption of mail service due to strike, lock-out or otherwise, any notice to be given to the Corporation would be unlikely to reach its destination in a timely manner, such notice shall be valid and effective only if delivered personally to the Corporation in accordance with section 14.1 or 14.2, as the case may be.

                                 SCHEDULE "A"
                                EXCHANGE NOTICE

To:       MDC Corporation Inc. (the "Corporation")

         This notice is given pursuant to Article 6 of the provisions (the "Share Provisions") attaching to the Exchangeable Shares of the Corporation represented by this certificate and all capitalized words and expressions used in this notice that are defined in the Share Provisions have the meanings ascribed to such words and expressions in such Share Provisions.

         The undersigned hereby notifies the Corporation that the undersigned desires to exchange, in accordance with Article 6 of the Share Provisions:

         [ ]      all share(s) represented by this certificate; or

         [ ]      ____________________share(s) only.
                  (Insert Number of Exchanged Shares)

         The undersigned hereby notifies the Corporation that the Exchange Date shall be ____________________, 20__.

NOTE: The Exchange Date must be a Business Day and must not be less than 10 Business Days nor more than 15 Business Days after the date upon which this notice is received by the Corporation. If no such Business Day is specified above, the Exchange Date shall be deemed to be the 15th Business Day after the date on which this notice is received by the Corporation.

         This exchange notice may be revoked and withdrawn by the undersigned only by notice in writing given to the Corporation at any time before the close of business on the Business Day immediately preceding the Exchange Date.

         The undersigned hereby represents and warrants to the Corporation that the undersigned:

         [ ]      is

                           (select one)

         [ ]      is not

a non-resident of Canada for purposes of the Income Tax Act (Canada). The undersigned acknowledges that in the absence of an indication that the undersigned is not a non-resident of Canada, withholding on account of Canadian tax may be made from amounts payable to the undersigned on the exchange of the Exchanged Shares. The undersigned also agrees to complete IRS Form W-8BEN in respect of the exchange in the form provided by the Corporation prior to the Exchange Date

         The undersigned hereby represents and warrants to the Corporation that the undersigned has good title to, and owns, the share(s) represented by this certificate to be acquired by the Corporation, free and clear of all liens, claims and encumbrances.

_____________       ________________________         __________________________
(Date)             (Signature of Shareholder)        (Guarantee of Shareholder)

[  ]     Please check box if the securities and any cheque(s) resulting from the exchange of the Exchanged Shares are to be held for pick-up by the shareholder from the Transfer Agent, failing which the securities and any cheque(s) will be mailed to the last address of the shareholder as it appears on the share register.

NOTE: This panel must be completed and this certificate, together with such additional documents as the Transfer Agent may require, must be deposited with the Transfer Agent. The securities and any cheque(s) resulting from the exchange of the Exchanged Shares will be issued and registered in, and made payable to, respectively, the name of the shareholder as it appears on the register of the Corporation and the securities and any cheque(s) resulting from such exchange will be delivered to such shareholder as indicated above, unless the form appearing immediately below is duly completed.

Date:  _______________________

Name of Person in Whose Name Securities or Cheque(s)
Are to be Registered, Issued or Delivered (please print):

Street Address or P.O. Box: __________________________________________________

Signature of Shareholder: ____________________________________________________

City, Province and Postal Code: ______________________________________________

Signature Guaranteed by: _____________________________________________________

NOTE: If this exchange notice is for less than all of the shares represented by this certificate, a certificate representing the remaining Exchangeable Share(s) of the Corporation represented by this certificate will be issued and registered in the name of the shareholder as it appears on the shareholders register of the Corporation, unless the Share Transfer Power on the share certificate is duly completed in respect of such share(s).

                                 SCHEDULE "A"

                      STATEMENT OF DIRECTOR OR OFFICER OF


                             MDC CORPORATION INC.
                              (the "Corporation")



                 PURSUANT TO SUBSECTION 178(2) OF THE BUSINESS
                    CORPORATIONS ACT (ONTARIO) (the "Act")



         WHEREAS the Corporation and MDC Partners Inc. wish to amalgamate and continue as one corporation (the "Amalgamated Corporation") pursuant to
Section 177(1) of the Act;

         AND WHEREAS the undersigned is required to make the following statements in connection with the said amalgamation;

1.       The undersigned is the Corporate Secretary of the Corporation.

2.       There are reasonable grounds for believing that:

         (a) the Corporation is and the Amalgamated Corporation will be able to pay its liabilities as they become due;

         (b) the realizable value of the assets of the Amalgamated Corporation will not be less than the aggregate of its liabilities and stated capital of all classes; and

         (c) no creditor of the Corporation will be prejudiced by the amalgamation.


DATED as of the 22nd day of December, 2003.


                                            /s/  Walter Campbell
                                               _______________________________
                                                     Walter Campbell

                      STATEMENT OF DIRECTOR OR OFFICER OF


                               MDC PARTNERS INC.
                              (the "Corporation")



                 PURSUANT TO SUBSECTION 178(2) OF THE BUSINESS
                    CORPORATIONS ACT (ONTARIO) (the "Act")



         WHEREAS the Corporation and MDC Partners Inc. wish to amalgamate and continue as one corporation (the "Amalgamated Corporation") pursuant to
Section 177(1) of the Act;

         AND WHEREAS the undersigned is required to make the following statements in connection with the said amalgamation;

1.       The undersigned is the Corporate Secretary of the Corporation.

2.       There are reasonable grounds for believing that:

         (a) the Corporation is and the Amalgamated Corporation will be able to pay its liabilities as they become due;

         (b) the realizable value of the assets of the Amalgamated Corporation will not be less than the aggregate of its liabilities and stated capital of all classes; and

         (c) no creditor of the Corporation will be prejudiced by the amalgamation.


DATED as of the 22nd day of December, 2003.


                                            /s/  Walter Campbell
                                               _______________________________
                                                     Walter Campbell

                                 SCHEDULE "B"
                        RESOLUTION OF THE DIRECTORS OF
                             MDC CORPORATION INC.
                              (the "Corporation")



         "WHEREAS the Corporation holds directly all the issued and outstanding shares of MDC Partners Inc. and has agreed to amalgamate with MDC Partners Inc. pursuant to subsection (1) of section 177 of the Business Corporations Act (Ontario);

         RESOLVED that:

1. The amalgamation of the Corporation with MDC Partners Inc. under the Business Corporations Act, pursuant to subsection (1) of section 177 thereof, be and the same is hereby authorized and approved;

2. The name of the amalgamated corporation shall be "MDC Partners Inc.";

3. Effective upon issuance of a Certificate of Amalgamation pursuant to section 178 of the Business Corporations Act (Ontario), and without affecting the validity of the incorporation and existence of the Corporation under its articles of incorporation and of any act done thereunder, all shares of the authorized capital of MDC Partners Inc. including all such shares which have been issued and are outstanding at the date hereof, shall be cancelled without any repayment of capital in respect thereof;

4. Except as may be prescribed, the articles of amalgamation of the amalgamated corporation shall be the same as the articles of MDC Corporation Inc.;

5. No securities shall be issued and no assets shall be distributed by the amalgamated corporation in connection with the amalgamation;

6. The by-laws of the amalgamated corporation shall be the same as the by-laws of the Corporation, the amalgamating holding corporation; and

7. The proper officers of the Corporation be and they are hereby authorized to do all things and execute all instruments and documents necessary or desirable to carry out and give effect to the foregoing."

          __________________________________________________________

         Certified to be a true and correct copy of a resolution duly passed by the directors of MDC Corporation Inc. (hereinafter called the "Corporation") as of the 1g day of December, 2003 and that the said resolution is now in full force and effect.

         WITNESS my hand and the seal of the Corporation this 22nd day of December, 2003.

                                           /s/ Walter Campbell
                                              _______________________________
                                           Walter Campbell, Corporate Secretary

                        RESOLUTION OF THE DIRECTORS OF
                               MDC PARTNERS INC.
                              (the "Corporation")



         "WHEREAS the Corporation is a wholly-owned subsidiary of MDC Corporation Inc. and has agreed to amalgamate with MDC Corporation Inc. pursuant to subsection (1) of section 177 of the Business Corporations Act (Ontario);



         RESOLVED that:


1. The amalgamation of the Corporation with MDC Partners Inc. under the Business Corporations Act, pursuant to subsection (1) of section 177 thereof, be and the same is hereby authorized and approved;

2. The name of the amalgamated corporation shall be "MDC Partners Inc.";

3. Effective upon issuance of a Certificate of Amalgamation pursuant to section 178 of the Business Corporations Act (Ontario), and without affecting the validity of the incorporation and existence of the Corporation under its articles of incorporation and of any act done thereunder, all shares of the authorized capital of MDC Partners Inc. including all such shares which have been issued and are outstanding at the date hereof, shall be cancelled without any repayment of capital in respect thereof;

4. Except as may be prescribed, the articles of amalgamation of the amalgamated corporation shall be the same as the articles of MDC Corporation Inc.;

5. No securities shall be issued and no assets shall be distributed by the amalgamated corporation in connection with the amalgamation;

6. The by-laws of the amalgamated corporation shall be the same as the by-laws of MDC Corporation, Inc., the amalgamating holding corporation; and

7. The proper officers of the Corporation be and they are hereby authorized to do all things and execute all instruments and documents necessary or desirable to carry out and give effect to the foregoing."

           ________________________________________________________

         Certified to be a true and correct copy of a resolution duly passed by the directors of MDC Partners Inc. (hereinafter called the "Corporation") as of the 1st day of December, 2003 and that the said resolution is now in full force and effect.

         WITNESS my hand and the seal of the Corporation this 22nd day of December, 2003.

                                          /s/  Walter Campbell
                                             _______________________________
                                          Walter Campbell, Corporate Secretary